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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.           )

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W. P. Carey Inc.
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W. P. CAREY

2021 Proxy Statement

Investing for the Long Run®

Notice of Annual Meeting of Stockholders

March 31, 2021

Date and Time
Thursday, June 17, 2021 1:30 p.m.
Location
Virtual*

Items of Business

•

Elect ten Directors for 2021;

•

Consider an advisory vote on executive compensation;

•

Ratify the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2021; and

•

Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only shareholders who owned stock at the close of business on March 25, 2021 are entitled to vote at the meeting. W. P. Carey Inc. ("W. P. Carey" or the "Company") mailed the attached Proxy Statement, proxy card and its Annual Report to shareholders on or about April 6, 2021.

By Order of the Board of Directors

Susan C. Hyde
Chief Administrative Officer and Corporate Secretary
W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, NY 10001

*
Due to the public health impact of the novel coronavirus ("COVID-19") pandemic and continuing concern for the safety and well-being of our stockholders, Directors and employees, the format of our 2021 Annual Meeting of Stockholders will be virtual-only. Stockholders will not be able to attend the 2021 Annual Meeting in person. To attend, participate in and/or vote at the virtual Annual Meeting at www.virtualshareholdermeeting.com/WPC2021, stockholders must enter the 16-digit control number found on their proxy card or voting instruction form or notice.

How to Vote

Internet	Phone	Mail
Whether or not you attend, it is important that your shares be represented and voted at the Annual Meeting.

You may vote your shares by using the telephone or through the Internet, as described on the enclosed proxy card. You may also vote your shares by marking your votes on the enclosed proxy card, signing and dating it and mailing it in the business reply envelope provided. If you attend the virtual Annual Meeting, you may withdraw your previously submitted proxy and vote virtually.

Additional questions are answered in the Users' Guide on page 61.
Important Notice Regarding Availability of Proxy Materials For the 2021 Annual Meeting of Stockholders to Be Held on June 17, 2021:
This Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

Letter from Our Chairman and Chief Executive Officer

Dear Fellow Shareholders,
Christopher J. Niehaus Non-Executive Chairman Board of Directors Jason E. Fox Chief Executive Officer Board of Directors

On behalf of the W. P. Carey Board of Directors, we are pleased to present our 2021 Proxy Statement.

Despite the challenges we faced in 2020, the COVID-19 pandemic highlighted the resilience of our employees, our business, and validated our long-term strategy. Our management team placed a priority on employee safety and well-being, seamlessly transitioning to a remote work environment in mid-March 2020. Our balance sheet and liquidity, which was strengthened over the prior several years, performed admirably during the pandemic crises. We used this position of strength to grow our portfolio in 2020 and execute on corporate initiatives that position us well for the future. These initiatives included taking advantage of timely opportunities to further strengthen our balance sheet and liquidity position, while adding high-quality, mission-critical assets to our portfolio. We advanced our evolution to a pure-play net lease REIT with the completion of the merger, internalization of the CWI lodging funds we previously managed, and transfer of our remaining interest to a preferred and common security investment. We maintained rent collections averaging 98% from April 2020 through year-end, ranking among the best in the net lease sector, as well as REITs generally.

By focusing on generating long-term, risk-adjusted returns rather than near-term growth at any cost, we have significantly outpaced key REIT indices and the broader equity market over the long run, while maintaining exceptional downside protection. In 2020, we increased our total dividends declared to $4.17 per share, reflecting the stability of our earnings despite the impact of the pandemic.

At W. P. Carey, we strive to be a leader in ESG, which includes the composition of our board. Last year, we committed to enhancing our Board-level diversity by increasing our female representation from 20% to 30%, and we are pleased that with the appointment of Ms. Tonit M. Calaway in September 2020, we achieved that goal. Tonit brings to our Board experience in both human capital management and legal, as well as her expertise in the automotive and industrial sectors. Our Directors are a diverse group of men and women with varying skills and backgrounds across a broad range of industries. We believe they can provide the oversight necessary to execute on our strategic objectives and govern W. P. Carey in a prudent and transparent manner.

Since our founding in 1973, we have followed two core principles: Investing for the Long Run® and Doing Good While Doing Well®. The events of the last year have further highlighted the importance of our commitment to corporate responsibility, and our focus on our employees and society has never been greater. As you'll read later in this Proxy Statement and in our standalone ESG Report, we continue to expand on our environmental, social and governance efforts and disclosures, as we strive to be a leader in the net lease industry. We are committed to investing in our employees, with an increased focus on diversity and inclusion. In 2020, we appointed a Head of D&I and established a D&I Advisory Committee that will help us to translate our beliefs as a company into action. There is more work to be done and we are determined to keep making strides in 2021 and beyond.

We believe stakeholder engagement is an integral aspect of good governance, and during 2020 our management team met with more than 300 of our equity and fixed income investors on a variety of topics. We value your perspectives and input, and look forward to an ongoing, healthy dialogue.

We are especially proud of our management team and employees for the dedication, commitment and compassion they exhibited over the last year. They worked tirelessly to execute on our strategy during a challenging year, and for that we are grateful. As the world continues to navigate the COVID-19 pandemic, we also want to take this opportunity to wish all of our stakeholders continued health and safety during this unprecedented time.

We value your investment in W. P. Carey and your continued support. On behalf of the entire Board of Directors, we thank you for your confidence in us.

	Christopher J. Niehaus Non-Executive Chairman Board of Directors	Jason E. Fox Chief Executive Officer Board of Directors

1	Proxy Summary

6	Proposal One: Election of Ten Directors
6	Nominees for the Board of Directors

12	Committees of the Board of Directors

14	Board Governance
14	Board Member Term
14	Board Meetings and Director Attendance
14	Board Leadership Structure and Risk Oversight
15	Management Succession Plan
15	Director Independence
16	Board Refreshment
16	Board Nominating Procedures
17	Proxy Access
18	Shareholder Amendment of Bylaws

19	Compensation of the Board of Directors
20	2020 Director Compensation Table
21	Director Stock Compensation Table

22	Corporate Governance
22	Shareholder Proposals
22	Other Communications with the Board
22	Code of Ethics
23	Compliance with Anti-Bribery, Foreign Corrupt Practices Act, and Office of Foreign Assets Control Requirements
23	Certain Relationships and Related Party Transactions

25	Overview of our ESG Program
25	Environmental Practices
26	Social Responsibility
30	Governance

31	Executive Officers

33	Proposal Two:Advisory Vote on Executive Compensation

34	Executive Compensation

34	Compensation Discussion and Analysis
36	Compensation Highlights
40	Elements of Compensation
46	Compensation Governance
48	Compensation Committee Report
48	Compensation Committee Interlocks and Insider Participation
49	Summary Compensation Table
50	2020 Grants of Plan-Based Awards
51	Outstanding Equity Awards at December 31, 2020
52	2020 Option Exercises and Stock Vested
52	2020 Nonqualified Deferred Compensation
53	Potential Payments Upon Termination or Change-in-Control
54	CEO Pay Ratio

55	Proposal Three:Ratification of Appointment of Independent Registered Public Accounting Firm

56	Report of the Audit Committee
56	Financial Expert
57	Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2020 and 2019
57	Pre-Approval Policies

58	Security Ownership of Certain Beneficial Owners, Directors and Management

60	Equity Compensation Plan Information

61	Users' Guide

63	Appendix A—Non-GAAP Financial Measures Reconciliations and Descriptions

We make references herein to various websites, including our website located at www.wpcarey.com, however, the information located on, or accessible from, any website (including our website) is not, and should not be deemed to be, part of this proxy statement or incorporated into any other filing that we submit to the Securities and Exchange Commission (the "SEC").

Proxy Summary

This summary highlights information contained in this proxy statement. The summary does not contain all of the information you should consider and you should read the entire proxy statement carefully before voting.

Voting Matters and Board Recommendations

Proposal		Recommendation	Page

1	Election of ten Directors named in this proxy statement for 2021	FOR each Nominee	6

2	Consideration of an advisory vote on executive compensation	FOR	33

3	Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2021	FOR	55

Performance Highlights

We are proud of our accomplishments over the past year, enhancing our portfolio and strengthening our balance sheet. We take a long-term view with respect to both investing and our performance, and we are pleased to have executed well on behalf of our shareholders.

22.4%

Three-year Total Shareholder Return ("TSR")

1,126 bps

Outperformance over the MSCI US REIT Index

$826 million

new investments completed despite a six-month pause as a result of the pandemic, spanning 56 properties located primarily in the U.S., Northern and Western Europe, net leased to 20 tenants, operating in ten different industries

98%

average rent collection during the pandemic (April – December 2020)

$880+ million

issued in permanent and long-term capital, including approximately $382 million via equity forwards in June 2020 and $500 million of senior secured notes in October 2020 (which was the lowest coupon rate ever for a ten-year net lease bond at the time)

Advanced our evolution to a pure-play net lease REIT with the completed merger and internalization of Carey Watermark Investors and Carey Watermark Investors 2 in April 2020

$4.60 per share

Real Estate AFFO generated in 2020[1]

79th

consecutive quarterly dividend increase

(1)
The Company believes that adjusted funds from operations ("AFFO") and AFFO from Real Estate ("RE AFFO") are useful supplemental measures that assist investors to better understand and measure the performance of our business over time and against similar companies. AFFO and RE AFFO do not represent net income or net cash provided by operating activities, which are computed in accordance with accounting principles generally accepted in the United States ("GAAP"), and should not be considered alternatives to net income or net cash provided by operating activities as an indicator of the Company's financial performance. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. See Appendix A for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures in our consolidated financial statements for the fiscal year ended December 31, 2020.

Proxy Statement and Notice of 2021 Annual Meeting      |     1

Proxy Summary
Governance Highlights

Because we believe that a company's tone is set at the top, we are proud to report on our Corporate and Board-level governance provisions, many of which are recognized as best practices. Critical components of our governance profile include:

Governance Highlights

•

All Independent Directors, other than our CEO

•

Board comprised of 30% women

•

No related-party transactions

•

Independence of Directors reviewed annually

•

Independent Chairman, separate from our CEO

•

Director attendance at 75% or more of meetings in 2020

•

Compliance with stock ownership guidelines (5x annual cash retainer)

•

Limitation on over-boarding

•

Director skills align with Board needs

•

Publish stand-alone ESG Report

Strong Shareholder Rights

•

Proxy access with a "3/3/20/20" market standard

•

Opted out of Maryland staggered board provisions; all Directors elected annually

•

Majority voting for Directors

•

Amendment of bylaws by shareholders permitted

•

No poison pill

Our Approach to Compensation

Our compensation programs are designed to align executive pay with company performance and to motivate management to make sound financial decisions that increase the value of the company. The substantial majority of the potential compensation opportunities for our named executive officers ("NEOs") is at-risk and aligned with shareholder outcomes over time.

(1)
See Appendix A for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure in our consolidated financial statements for the fiscal year ended December 31, 2020.

2      |     Proxy Statement and Notice of 2021 Annual Meeting

Proxy Summary
Director Nominees and Diversity

Our Board of Directors ("Board") comprises our Chief Executive Officer ("CEO") and nine independent Directors, and benefits from a mix of tenured and newer Directors, each with different backgrounds. We believe this diversity provides the varied viewpoints and robust discussion that result in better outcomes for our shareholders.

					Committee Memberships

Nominee	Age	Director Since	Primary Occupation	Independent	Audit	Compensation	Executive	Investment	Nominating & Corporate Governance

Mark A. Alexander	62	2016	Managing Member, Landmark Property Group, LLC	✓

Tonit M. Calaway	53	2020	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, BorgWarner Inc.	✓

Peter J. Farrell	60	2016	Managing Partner and Co-founder CityInterests Development Partners, LLC	✓

Robert J. Flanagan	64	2018	Chief Executive Officer, Clark Enterprises, Inc. and Trustee, A. James & Alice B. Clark Foundation	✓

Jason E. Fox	48	2018	Chief Executive Officer, W. P. Carey Inc.

Axel K.A. Hansing	78	2011	Senior Advisor, Coller Capital, Ltd.	✓

Jean Hoysradt	70	2014	Former Chief Investment Officer, Mousse Partners Limited	✓

Margaret G. Lewis	66	2017	Former President, HCA Capital Division	✓

Christopher J. Niehaus Non-Executive Chairman	62	2016	Managing Partner, Member of the Global Investment Committees, BentallGreenOak	✓

Nick J.M. van Ommen	74	2011	Former Chief Executive Officer, European Public Real Estate Association	✓

 Committee Chair      Financial Expert

Board Nominee Snapshot

Our Board brings a strong mix of real estate expertise, international insights, and public company board and management experience. We believe our Director nominees have the skills and experience necessary to fulfill the Board's responsibilities for strategic oversight, succession planning, risk management and other fiduciary duties, as well as the knowledge and vision needed for the advancement of our business strategy and objectives.

Proxy Statement and Notice of 2021 Annual Meeting      |     3

Proxy Summary
Environmental, Social and Governance Initiatives

We are committed to our two core principles: Investing for the Long Run and Doing Good While Doing Well, which continue to guide the way we run our business and view the world. Our founder, Wm. Polk Carey, believed—as we do today—that our business by its very nature promotes prosperity, but that our responsibility does not end there. He understood that good corporate citizenship was fundamental to good business and to creating long-term value for our investors. Today his vision and values live on through our corporate responsibility initiatives, focused on our environmental, social and governance ("ESG") objectives. Our ESG Report is available on our website at www.wpcarey.com.

Our highlights include:

Environmental

•
Completed three property-level sustainable projects

•
26% of our 2020 investment volume was in green buildings(1), totaling 1.3 million square feet

•
6.4% of our ABR as of December 31, 2020 was generated from green buildings

•
6.9 million square feet of our portfolio was in green buildings

•
Moved our headquarters to a LEED-Gold certified building

Social

2020 was a year that highlighted the importance of focusing on social matters. At W. P. Carey, we are committed to doing our part to create a more equitable, just and inclusive society. Highlights of our social initiatives over the last year include:

•
Launch of our diversity and inclusion ("D&I") initiative, designed to facilitate conversations around race, sexual orientation, gender and other important topics

•
Appointment of a Head of Diversity and Inclusion and established our D&I Advisory Committee

•
Signatory to the CEO Act!on Pledge for Diversity & Inclusion, furthering our commitment to fostering a more inclusive and diverse workforce

•
Initiation of firm-wide systemic bias and ally skills training, with 100% participation by active employees as of December 31, 2020

•
Implemented our Vendor Diversity Survey, to understand their commitment to D&I and inform our vendor selection process

•
Selected for inclusion as a constituent in the 2021 Bloomberg Gender-Equality Index

(1)
For a building to be considered "green" under our investment criteria, it must at a minimum (i) be certified by LEED, BREEAM or a similarly recognized organization or certification process; or (ii) rely on renewable energy sources (such as, solar, wind or hydroelectric power) for a material portion of its energy needs.

4      |     Proxy Statement and Notice of 2021 Annual Meeting

Proxy Summary

We believe it is our responsibility to give back to the communities in which we operate. W. P. Carey and the W. P. Carey Foundation support educational programs as well as hospitals, museums and other organizations.

COVID-19 Pandemic

We acted quickly to minimize the impact of the COVID-19 pandemic and continue to prioritize the health and safety of our employees and communities, including:

•
Implemented a mandatory global remote work environment in mid-March 2020

•
No salary or benefit reductions; provided a monthly stipend to help with added costs associated with working from home

•
Reinforced corporate benefits available, including telemedicine and confidential counseling, and provided additional resources for managing stress, anxiety and isolation

•
Issued an employee survey—that received a 95% engagement rate—regarding working from home and returning to work to understand employee sentiment and better address the concerns of our global workforce

•
Donated $100,000 to Food Bank For New York City and the New York-Presbyterian Hospital COVID-19 Healthcare Workers Fund, in partnership with the W. P. Carey Foundation

Governance

•
Maintained a "1" QualityScore rating in Governance from ISS

•
Appointed Ms. Tonit M. Calaway as an Independent Director, achieving 30% female Director representation on our Board

•
Recognized by Women on Boards as a "Winning" Company for Board Diversity

•
Published our second annual standalone ESG Report

Proxy Statement and Notice of 2021 Annual Meeting      |     5

Proposal One: Election of Ten Directors

We first ask that you vote for each of the current members of our Board of Directors. We lead with this vote because we, the Board of Directors, oversee W. P. Carey as stewards for all of our stakeholders, including you, our shareholders.

The Board recommends a vote FOR each of the nominees

Nominees for the Board of Directors

Our Board members are diverse in talents, experiences and backgrounds but share track records of successful management and oversight of public and private companies. The Board recommends a vote FOR each of the nominees set forth on the following pages so we can continue along the path we have been actively pursuing.

Unless otherwise specified, proxies will be voted FOR the election of the named nominees, each of whom was recommended by the Nominating and Corporate Governance Committee and approved by the Board. Assuming the presence of a quorum at the meeting of stockholders to be held on June 17, 2021 (the "Annual Meeting"), the affirmative vote of a majority of the votes cast for a nominee by the stockholders present, in person at the virtual meeting or by proxy, is required to elect each nominee.

6      |     Proxy Statement and Notice of 2021 Annual Meeting

Nominees for the Board of Directors

Mark A. Alexander, 62

Professional Experience

•

Landmark Property Group, LLC: Managing Member (since 2009).

•

Suburban Propane Partners, L.P.: Chief Executive Officer, President & Director, Development

•

Hanson Industries, Inc.: Senior Vice President of Corporate Development

•

Price Waterhouse & Co.: Senior Accountant & CPA

Former Boards: BMC Stock Holdings,  Inc. (NASDAQ-listed) Director 2017-2020; Kaydon Corp. (NYSE-listed), Director 2007-2013

Other Current Public Company Boards
Builders FirstSource, Inc. (NYSE: BLDR) (since 2021)

Independent Director Since 2016 W. P. Carey Committees Audit (Chair), Compensation

Qualifications

Mr. Alexander brings to the Board over three decades of international business experience in operations, mergers & acquisitions and accounting. He has developed expertise in strategic planning, operational management, public & private capital markets, financial analysis, accounting and investor relations. Mr. Alexander's experience as a chief executive officer, certified public accountant, and public company board member qualify him to be Chair of the Audit Committee.

International Business Experience	U.S. Public Company Executive Officer Experience	Real Estate Expertise
M&A Integration	Public & Private Capital Markets Expertise

Tonit M. Calaway, 53

Professional Experience

•

BorgWarner Inc. (NYSE: BWA): Executive Vice President, Chief Administrative Officer, General Counsel and Secretary (since 2020); Executive Vice President, Chief Legal Officer and Secretary (2018-2020); Executive Vice President and Chief Human Resources Officer (2016-2018).

•

Harley-Davidson, Inc. (NYSE: HOG): Vice President Human Resources

•

Harley-Davidson Foundation: President

Other Current Public Company Boards

•

Astronics Corporation (NASDAQ: ATRO) (since 2019)

Independent Director Since 2020 W. P. Carey Committees Compensation, Investment

Qualifications

Ms. Calaway brings deep expertise in human capital management and corporate governance, as well as legal and regulatory experience to the Board. Her familiarity with industrial and manufacturing leaders with large global operations brings valuable insight regarding our portfolio and investment processes.

International Business Experience	U.S. Public Company Executive Officer Experience	M&A Integration
Human Capital Management	Legal & Compliance

Proxy Statement and Notice of 2021 Annual Meeting      |     7

Nominees for the Board of Directors

Independent Director Since 2016 W. P. Carey Committees Audit, Compensation (Chair), Investment

Peter J. Farrell, 60

Professional Experience

•

CityInterests Development Partners,  LLC: Managing Partner and Co-founder since 2020

•

CityInterests, LLC: Partner and Co-founder (2004-2020)

•

PADC Realty Investors: Partner and Founder (since 2004)

•

Medical Office Properties Inc.: President and Chief Operating Officer

Former Boards: CRT Properties Inc. (NYSE-listed REIT), Director 2004-2005

Other Current Public Company Boards

•

None

Qualifications

Mr. Farrell brings to the Board four decades of experience in real estate investment, finance, leasing and development, as well as public, private and international fund raising. His broad industry exposure and diverse skill set, along with his operating and board experience in the REIT industry, provides a significant source of industry knowledge and expertise to his position as Chair of the Compensation Committee.

International Business Experience	U.S. Public Company Executive Officer Experience	Real Estate Expertise
M&A Integration	Public & Private Capital Markets Expertise	Investor Relations

Independent Director Since 2018 W. P. Carey Committees Audit, Investment

Robert J. Flanagan, 64

Professional Experience

•

Clark Enterprises, Inc.: Chief Executive Officer (since 2021), President (2015-2020), Executive Vice President (1989-2015)

•

A. James & Alice B. Clark Foundation: Trustee

Non-Public Company Boards: Verax BioMedical since 2018; Brown Advisory, Inc. since 2016; Vascular Therapies, Inc. since 2013; Clark Equity Investors, Inc. since 2008; Development Insurance Group, Inc. since 2008; Svelte Medical Systems since 2005

Former Boards: Sagent Pharmaceuticals, Inc. (NASDAQ-listed), Director 2009-2016, Chairman 2015-2016; Martek Biosciences Corporation (NASDAQ-listed), Director 2002-2010, Chairman 2007-2010; Baltimore Orioles, Inc., Director, Treasurer 1981-1989; Federal City Council, Chairman 2014-2017

Other Current Public Company Boards
None

Qualifications

Mr. Flanagan has extensive experience related to the acquisition, management and development of investment opportunities. His breadth of professional experiences is informed by expertise in a variety of subject areas, including accounting, finance, tax, strategic planning, leadership of complex organizations, human capital management, corporate governance and board best practices.

International Business Experience	U.S. Public Company Executive Officer Experience	Real Estate Expertise
M&A Integration	Public & Private Capital Markets Expertise

8      |     Proxy Statement and Notice of 2021 Annual Meeting

Nominees for the Board of Directors

Jason E. Fox, 48

Professional Experience

•

W. P. Carey Inc.: Director and Chief Executive Officer since 2018, President (2015-2017), Head of Global Investments (2015-2016), Co-Head of Global Investments (2012-2015), Co-Head of Domestic Investments (2011-2012)

•

W. P. Carey Foundation: Trustee (since 2018)

Former Boards: Carey Watermark Investors Incorporated and Carey Watermark Investors 2 Incorporated, Director 2018-2020; Corporate Property Associates 17–Global Incorporated, Director 2018

Other Current Public Company Boards

•

Corporate Property Associates 18–Global Incorporated since 2018

Director Since 2018 W. P. Carey Committees None

Qualifications

Mr. Fox has a deep understanding of W. P. Carey's business and its investment strategies. He has been responsible for sourcing, negotiating and structuring acquisitions on behalf of W. P. Carey and the various programs it has managed for nearly two decades. As Chief Executive Officer of W. P. Carey, he has oversight regarding every aspect of the Company, making information about the Company's day-to-day operations and insight into its broader strategies directly available to the Board in its deliberations.

International Business Experience	U.S. Public Company Executive Officer Experience	Real Estate Expertise
Public & Private Capital Markets Expertise	Investor Relations

Axel K.A. Hansing, 78

Professional Experience

•

Coller Capital, Ltd.: Senior Advisor (since 2021); Senior Partner (2000-2021)

•

Hansing Associates: CEO and Founder (1994-2000)

•

Equitable Capital Management (New York/London): Managing Director

•

Bayerische Hypotheken—und Wechselbank AG (Munich/New York): Head of the International Division

•

Merrill Lynch International Banking (Hong Kong/London)

•

Marine Midland Bank (London/New York)

Other Current Public Company Boards

•

None

Independent Director Since 2011 W. P. Carey Committees Governance, Investment

Qualifications

Mr. Hansing brings to the Board over 45 years of experience in international corporate and investment banking, real estate financing, asset management and private equity investing. The breadth of his global experience and deep roots in the European investment and real estate communities bring a unique viewpoint to the bear on the Company's portfolio and operations, particular in the European Economic Area and the United Kingdom.

International Business Experience	Real Estate Expertise	M&A Integration	Public & Private Capital Markets Expertise
Investor Relations	Human Capital Management	Legal & Compliance

Proxy Statement and Notice of 2021 Annual Meeting      |     9

Nominees for the Board of Directors

Independent Director Since 2014 W. P. Carey Committees Compensation, Governance

Jean Hoysradt, 70

Professional Experience

•

Mousse Partners Limited: Chief Investment Officer (2001-2015)

•

New York Life Insurance Company: Senior Vice President, Head of Investment and Treasury Departments (1991-2000)

Former Boards: The Swiss Helvetia Fund Inc. (NYSE-listed closed end fund), Director 2017-2018; Duke University Management Company, Director 2005-2018

Other Current Public Company Boards

•

None

Qualifications

Ms. Hoysradt brings to the Board over 45 years of investment and financial expertise in real estate, debt and equity. In her roles overseeing both public and private investment vehicles, Ms. Hoysradt has honed both domestic and international business expertise, which allows her to focus on the Company's strategic goals, corporate policies and governance standards.

International Business Experience	U.S. Public Company Executive Officer Experience	Real Estate Expertise	M&A Integration
Public & Private Capital Markets Expertise	Investor Relations	Human Capital Management

Independent Director Since 2017 W. P. Carey Committees Audit, Governance (Chair)

Margaret G. Lewis, 66

Professional Experience

•

Hospital Corporation of America (NYSE: HCA): Division President (2004-2013)

•

CJW Medical Center: Chief Executive Officer (2001-2004)

•

Chippenham Medical Center/Johnston-Willis Medical Center: Chief Operating Officer (1998-2001)

Former Boards: Federal Reserve Bank of Richmond, Chairman 2017-2018, Deputy Chairman 2014-2016 and 2019, Director 2013-2019; Smithfield Foods (NYSE-listed), Director 2011-2013; Virginia Hospital and Healthcare Association, Director

Other Current Public Company Boards

•

Flowers Foods, Inc. (NYSE: FLO) (since 2014)

Qualifications

Ms. Lewis' extensive leadership experience and management skills have been honed over a variety of senior management roles, providing her with unique expertise in executive decision-making and strategic planning. As a registered nurse and a fellow of the American College of Healthcare Executives, Ms. Lewis' background in healthcare and her diverse board experiences, including with the Federal Reserve Bank of Richmond, bring a robust and multi-disciplined approach to her role as Chair of the Governance Committee, which also has purview over our ESG initiatives.

U.S. Public Company Executive Officer Experience	Human Capital Management

10      |     Proxy Statement and Notice of 2021 Annual Meeting

Nominees for the Board of Directors

Christopher J. Niehaus, 62

Professional Experience

•

BentallGreenOak: Managing Partner and Member of the Global Investment Committees (since 2011)

•

W. P. Carey Inc.: Non-Executive Chairman of the Board (since 2019), Non-Executive Vice Chairman of the Board (2018-2019)

•

International Council of Shopping Centers: Trustee

•

Morgan Stanley Real Estate: Vice Chairman

•

Morgan Stanley: Co-Head of Global Real Estate Investment Banking

Other Current Public Company Boards
None

Independent Director Since 2016 W. P. Carey Committees Governance, Investment (Chair)

Qualifications

Mr. Niehaus brings almost four decades of experience in the real estate industry and a broad range of experience in finance, real estate investment banking, portfolio management and private equity, as well as public, private and international fund raising and fund management. He has served on the boards of private equity real estate companies in the U.S., Europe and Asia. Mr. Niehaus is a Managing Partner of BentallGreenOak, a global real estate investment management firm with over $50 billion of assets under management. Previously, he spent almost three decades at Morgan Stanley building and running one of the leading global real estate banking, lending and investing businesses brings invaluable experience to his role as Chair of the Investment Committee.

International Business Experience	U.S. Public Company Executive Officer Experience	Real Estate Expertise
M&A Integration	Public & Private Capital Markets Expertise	Investor Relations

Nick J.M. van Ommen, 74

Professional Experience

•

Allianz Benelux SA: Supervisory Board Member and Chairman of the Audit Committee (since 2016)

•

Allianz Netherlands Group NV: Chairman of the Supervisory Board and Chairman of the Compensation Committee (since 2018)

•

European Public Real Estate Association: Chief Executive Officer (2000-2008)

Former Boards: Brack Capital Properties NV (Tel Aviv-listed real estate company): Director, 2018-2020; VASTNED Retail (Belgium-listed real estate company): Director, 2007-2016; Intervest Offices & Warehouses (Belgium-listed real estate company): Director, 2007-2016

Other Current Public Company Boards

•

IMMOFINANZ AG (Austria-listed real estate Company) since 2008

Independent Director Since 2011 W. P. Carey Committees Audit, Investment

Qualifications

Mr. van Ommen has served in a multitude of roles across the banking, venture capital and asset management industries throughout his career. His close to four decades of experience in the financial and real estate industries, combined with his advocacy on behalf of the European public real estate sector for almost a decade as the CEO of the European Public Real Estate Association, bring sharp insight to the Board's evaluation of the Company's portfolio and operations.

International Business Experience	Real Estate Expertise	M&A Integration
Investor Relations

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Committees of the Board of Directors

Members of our Board of Directors serve on one or more of our Board's standing committees, which are our Compensation, Audit, and Nominating and Corporate Governance Committees. The written charters for each of these standing committees can be viewed on our website, www.wpcarey.com, under the heading "Governance" in our "Investors" section. In addition to our standing committees, we have an Investment Committee, as described below, and an Executive Committee comprising the chairs of the standing committees and the Investment Committee. The table below reflects the membership of these committees as of the date of this Proxy Statement. From time to time, the Board may also establish certain ad hoc committees for specific purposes.

Membership and Functions of the Committees of the Board

COMPENSATION COMMITTEE Members Peter J. Farrell, Chair Mark A. Alexander Tonit M. Calaway Jean Hoysradt Number of Meetings Held in 2020: 6

The Compensation Committee's responsibilities include:

•

setting compensation programs that apply generally to our employees;

•

reviewing compensation with respect to Directors;

•

reviewing and making recommendations to the Board regarding the compensation structure for all current NEOs and other key employees, including salaries, cash incentive plans and equity-based plans;

•

reviewing goals and objectives relevant to our NEOs and key employees, evaluating their performance, and approving their compensation levels for both annual and long-term incentive awards; and

•

reviewing and approving the terms and conditions of stock grants.

AUDIT COMMITTEE Members Mark A. Alexander, Chair and Financial Expert Peter J. Farrell, Financial Expert Robert J. Flanagan Margaret G. Lewis Nick J.M. van Ommen Number of Meetings Held in 2020: 8

The Audit Committee's responsibilities include:

•

assisting the Board in monitoring the integrity of the financial statements and management's report of internal controls over financial reporting of the Company, the compliance with legal and regulatory requirements, and the independence, qualifications, and performance of our internal audit function and Independent Registered Public Accounting Firm;

•

engaging an Independent Registered Public Accounting Firm, reviewing with the Independent Registered Public Accounting Firm the plans and results of the audit engagement, approving professional services provided by the Independent Registered Public Accounting Firm, and considering the range of audit and non-audit fees;

•

reviewing the internal audit charter and scope of the internal audit plan; and

•

reviewing and discussing the Company's internal controls with management, the internal auditors and the Independent Registered Public Accounting Firm and reviewing the results of the internal audit program.

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Committees of the Board of Directors

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Members Margaret G. Lewis, Chair Axel K.A. Hansing Jean Hoysradt Christopher J. Niehaus Number of Meetings Held in 2020: 4

The Nominating and Corporate Governance Committee's responsibilities include:

•

developing and implementing policies and practices relating to corporate governance, including monitoring implementation of our corporate governance policies;

•

oversight of the Company's ESG initiatives;

•

oversight of the Company's corporate culture; and

•

developing a board succession plan and reviewing background information of candidates for the Board, including those recommended by shareholders, and making recommendations to the Board regarding such candidates.

INVESTMENT COMMITTEE Members Christopher J. Niehaus, Chair Tonit M. Calaway Peter J. Farrell Robert J. Flanagan Axel K.A. Hansing Nick J.M. van Ommen Number of Meetings Held in 2020: 6

The Investment Committee's responsibilities include:

•

approving W. P. Carey's investments greater than $100 million to ensure that they satisfy our relevant investment criteria; and

•

reviewing all of W. P. Carey's investments on a quarterly basis.

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Board Governance

Board Member Term

Our Directors each hold office until the next annual meeting of stockholders except in the event of death, resignation, or removal. If a nominee is unavailable for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast with regard to the substituted nominee. Currently, the Board is unaware of any circumstances that would result in a nominee being unavailable.

Board Meetings and Director Attendance

There were five regular meetings of the Board held in 2020, and each Director attended at least seventy-five percent of the aggregate of such meetings and of the meetings held during the year by the Committees of which he or she was a member. Under the Corporate Governance Guidelines adopted by our Board (the "Guidelines"), the Directors are required to make every effort to attend each Board meeting and applicable Committee meetings, except in unavoidable circumstances. Although there is no specific policy regarding Director attendance at meetings of stockholders, Directors are invited and encouraged to attend. All of the Directors who served on the Board at the time attended the Company's 2020 Annual Meeting. In addition to Board and Committee meetings, our Directors also engaged in informal group communications and discussions with the Non-Executive Chairman of the Board and the CEO, as well as with members of senior management, which was particularly important in 2020 given the rapid development of the COVID-19 pandemic.

Board Leadership Structure and Risk Oversight

Mr. Niehaus has served as Non-Executive Chairman of the Board since June 2019. The primary responsibility of the Non-Executive Chairman is to preside over meetings of the Board of Directors as well as to preside over periodic executive sessions of the Board in which the CEO and/or other members of management do not participate. The Chairman is also responsible, together with members of our senior management team, for establishing Board agendas and for working closely with our CEO on the overall direction of the Company to enhance long-term shareholder value. The Board believes that Mr. Niehaus is well-qualified to preside over both full and executive sessions of the Board and to fulfill the other duties of the Chairman, given the depth of his experience and his role as Managing Partner of BentallGreenOak.

Our CEO, Mr. Fox, is also a member of the Board of Directors. The Board considers the CEO's participation to be important in order to make information and insight about the Company's business and its operations directly available to the Directors in their deliberations.

Our Board of Directors has overall responsibility for risk oversight. The Board of Directors reviews and oversees our Enterprise Risk Management ("ERM") program, which is a company-wide initiative that involves our senior management and other personnel acting in an integrated effort to identify, assess and manage risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. These activities involve the identification, prioritization and assessment of a broad range of risks, including operational, financial, strategic, and compliance risks, and the formulation of plans to manage these risks and mitigate their effects.

As part of our ERM program, management provides periodic updates to our Board of Directors with respect to risk appetite, key risks and discusses appropriate risk response strategies. Throughout the year, the Board, and the Committees to which it has delegated responsibility, dedicates a portion of their meetings to discuss specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of the CEO's report on operations to the Board of Directors at regularly scheduled meetings and at presentations to the Board of Directors and its Committees by management. Additionally, at least annually, our Audit Committee discusses with management and the Director of Internal Audit our significant financial risk exposures, including cybersecurity risks, and steps that have been taken to monitor and control such exposures.

Our information technology and internal audit teams utilize the NIST Cybersecurity Framework to identify and mitigate information security risks. We have not identified any information security breaches in over six years and maintain information security risk insurance coverage. Our information technology team oversees an active information security training program, including annual mandatory cybersecurity awareness training for employees.

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Board Governance

As a result of the COVID-19 pandemic, we transitioned to a remote work environment, leading to increased dependence on the internet and greater exposure to the malware campaigns and phishing attacks preying on the uncertainty surrounding the COVID-19 pandemic. Given these heightened cybersecurity risks, our information technology team has implemented additional employee training and outreach efforts and our internal audit team has evaluated and adjusted our internal controls in an effort to mitigate these heightened information security risks.

Our Compensation Committee reviews the risks related to our compensation policies and practices and assesses the impact to our risk profile, at least on an annual basis. Management, with the Compensation Committee, regularly reviews our compensation programs, including incentives that may create, and factors that may reduce, the likelihood of excessive risk taking in order to determine whether such programs present a significant risk to the Company.

Management Succession Plan

The Board discusses management succession regularly with our CEO in executive sessions. Management succession discussions generally focus on the CEO and other senior executive roles. The Board has regular and direct exposure to senior leadership and high-potential employees through board meetings held throughout each year. Each year, our CEO presents a management succession plan to the Board for its review and consideration.

In addition, in order to minimize the potential disruption to our company upon the unexpected resignation, termination, death, disability or other form of absence of our CEO, the Board has a CEO succession plan. The plan is intended to provide the Board and the Nominating and Corporate Governance Committee with contingency procedures upon such a succession of the CEO.

Director Independence

The Guidelines establish rules regarding the independence of our Directors, which we believe meet or exceed the Listing Standards of the New York Stock Exchange (the "NYSE") and the rules of the SEC, and can be found under the heading "Governance" in the "Investors" section of our website, www.wpcarey.com. Pursuant to the Guidelines, the Board undertook its annual review of Director Independence in March 2021. During this review, the Board considered any transactions and relationships between each Director and nominee, or any member of his or her immediate family, and W. P. Carey and its subsidiaries and affiliates, including those reported under "Certain Relationships and Related Transactions" below. The Board also examined any transactions and relationships between each Director and nominee or their affiliates and members of our senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

The NYSE also requires that the Board of Directors determine whether a Director is "independent" for purposes of the NYSE Listing Standards. The Nominating and Corporate Governance Committee has asked each Director and nominee to specify in writing the nature of any relevant relationships such individual may have with the Company, including, but not limited to, any relationships that would specifically preclude a finding of "independence" under those Listing Standards. Upon review of these disclosures, the Board has affirmatively determined that none of the Directors or nominees noted as "independent" in this Proxy Statement has a material relationship with W. P. Carey that would interfere with his or her independence from the Company and its management.

As a result, the Board has affirmatively determined that Director nominees Alexander, Calaway, Farrell, Flanagan, Hansing, Hoysradt, Lewis, Niehaus and van Ommen are independent of the Company and its management under the standards set forth in the Guidelines, applicable federal laws, the rules of the SEC and the NYSE's Listing Standards and for the purpose of serving on the relevant Board committees, where applicable. Mr. Fox is not considered to be an independent Director because of his current employment as CEO of W. P. Carey.

The Board has determined that none of the Directors who currently serve on the Compensation, Audit or Nominating and Corporate Governance Committees, or who served at any time during 2020 on such committees, has or had a relationship to W. P. Carey that may interfere with his or her independence from W. P. Carey and its management, and therefore, as required by applicable regulations, all such Directors were or are, as applicable, "independent" as defined in the NYSE Listing Standards and by the rules of the SEC.

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Board Governance

Board Refreshment

The Board does not mandate Director retirement at a specified age, but instead remains committed to actively refreshing the Board based on annual performance reviews and an evaluation of the skills and experience necessary to fulfill the Board's responsibilities to shareholders.

Board Nominating Procedures

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by Board members, management, shareholders and outside advisors. A shareholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary or the Nominating and Corporate Governance Committee in writing with the information and in the time period required by our Bylaws, which is set forth in more detail in "Shareholder Proposals" and "Other Communications with the Board" in the Corporate Governance section of this Proxy Statement.

Once a candidate has been recommended to the Corporate Secretary or Nominating and Corporate Governance Committee, there are a number of actions undertaken to complete a full evaluation of the candidate, including the following:

Existing Board members are considered for nomination on an annual basis, by undertaking the following actions:

•
Annual confidential performance review of the Board at the committee and individual Director levels;

•
Discussion by Nominating and Corporate Governance Committee regarding nominations based on a review of Board needs and a Board performance review, with a recommendation to be made to the Board regarding nominations; and

•
Discussion by the Board regarding recommended nominations, with a determination to be made regarding the slate of Directors to be nominated in the Proxy Statement.

In considering new candidates and existing Board members for nomination to the Board, the Nominating and Corporate Governance Committee and the Board evaluated the following:

•
Board and Committee needs in order to be able to fulfill responsibilities related to strategic oversight, succession planning, ERM and other fiduciary duties;

•
Succession planning at the Board and Committee levels;

•
Individual performance record on the Board for existing Board members; and

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Board Governance
•
Individual characteristics, including:

-
Operating experience at senior levels;

-
Public company experience;

-
Real estate and investment expertise;

-
Board experience;

-
Strategic thinking with long-term view on value creation for shareholders;

-
Effective communication skills and secure decision-making skills;

-
Independence and absence of red flags; and

-
Diversity of backgrounds and expertise necessary at the Board and Committee levels.

Due to a vacancy on the Board in 2020, the Nominating and Corporate Governance Committee identified and evaluated director candidates. The Committee established director nominee criteria, identified and corresponded with potential director candidates, evaluated the candidates' credentials, and facilitated conversations between potential director candidates and management and other members of our Board. The Board determined that Ms. Tonit M. Calaway brings to our Board deep expertise in human capital management and corporate governance, as well as legal and regulatory experience, and invited her to join the Board in September 2020.

Our Board feels confident that each of the ten individuals we have nominated has the experience and skill sets necessary to fulfill all Board and Committee responsibilities. We encourage you to review our Board accomplishments and biographies and to vote for all ten Board nominees.

Proxy Access

We have what we believe to be the most prevalent proxy access model, the "3/3/20/20" structure. The following is a summary of the provisions related to our proxy access bylaw and is qualified in its entirety by reference to a complete set of our Bylaws:

Shareholders' Eligibility to Nominate

Our Bylaws generally permit any shareholder or group of up to 20 shareholders who have maintained continuous qualifying ownership of at least 3% or more of our outstanding Common Stock for at least the previous three years to include a specified number of director nominees in the Company's proxy materials for our annual meeting of stockholders, as described below.

Number of Shareholder-Nominated Candidates

The maximum number of shareholder-nominated candidates will be equal to the greater of: (a) two candidates or (b) 20% of the Directors in office at the time of nomination. If the 20% calculation does not result in a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 20%. Shareholder-nominated candidates that the Board of Directors determines to include in the proxy materials as Board-nominated candidates will be counted against the 20% maximum.

Calculation of Qualifying Ownership

As more fully described in our Bylaws, a nominating shareholder will be considered to own only the shares for which the shareholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares do not count as "owned" shares. A shareholder will be deemed to "own" shares that have been loaned by or on behalf of the shareholder to another person if the shareholder has the right to recall such loaned shares, undertakes to recall, and does recall such loaned shares prior to the record date for the annual meeting and maintains qualifying ownership of such loaned shares through the date of the meeting.

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Board Governance

Procedure for Selecting Candidates in the Event the Number of Nominees Exceeds 20%

If the number of shareholder-nominated candidates exceeds 20% of the Directors in office, each nominating shareholder will select one shareholder-nominated candidate, beginning with the nominating shareholder with the largest qualifying ownership and proceeding through the list of nominating shareholders in descending order of qualifying ownership until the permitted number of shareholder-nominated candidates is reached.

Nominating Procedure

In order to provide adequate time to assess shareholder-nominated candidates, requests to include shareholder-nominated candidates in proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that we mailed the proxy statement for the previous year's annual meeting of stockholders, which we expect to be no earlier than November 7, 2021 and no later than December 7, 2021 for our annual meeting to be held in 2022 (the "2022 Annual Meeting").

Information Required of All Nominating Shareholders

As more fully described in our Bylaws, each shareholder seeking to include a Director nominee in the proxy materials is required to provide certain information, including:

•
Proof of qualifying stock ownership as of the date of the submission and the record date for the annual meeting, and an agreement to maintain qualifying ownership through the date of the meeting;

•
The shareholder's notice on Schedule 14N required to be filed with the SEC;

•
The written consent of the shareholder nominee to being named in the proxy statement and serving as a Director, if elected; and

•
A completed Director questionnaire signed by the nominee.

Nominating shareholders are also required to make certain representations and agreements, including with regard to:

•
Absence of intent to effect a change of control;

•
Intent to maintain qualifying ownership through the date of the annual meeting;

•
Only participating in the solicitation of their nominee or Board of Director's nominees; and

•
Complying with solicitation rules and assuming liabilities related to indemnifying the Company against losses arising out of the nomination.

Information Required of All Shareholder Nominees

Each shareholder nominee is required to provide the representations and agreements required of all nominees for election as Director, including certain items noted in our Bylaws that we believe are consistent with current market practice.

Disqualification of Shareholder Nominees

A shareholder nominee would not be eligible for inclusion in the proxy statement under certain circumstances enumerated in our Bylaws, which we believe to be consistent with current market practice.

Supporting Statement

Nominating shareholders are permitted to include in the proxy statement a 500-word statement in support of their nominee(s). We may omit any information or statement that we believe would violate any applicable law or regulation.

Shareholder Amendment of Bylaws

Our Board of Directors has the power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws. Our shareholders also have the power to alter or repeal any provision of our Bylaws and adopt new Bylaws with the approval of at least a majority of all votes entitled to be cast on the matter.

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Compensation of the Board of Directors

Our non-executive Directors are paid in two principal ways: an annual cash retainer and an annual restricted share award ("RSA"). For 2020, Directors were paid an annual cash retainer of $100,000 and an RSA ("Director RSA") with a grant date value of $150,000 (or pro-rated amounts if the Director served for a portion of the year). Director RSAs are granted on or about July 1 of each year (although Directors may receive a pro-rated RSA if they commence service after July 1). Director RSAs, which are scheduled to vest in full one year after the date of grant (or in the case of any pro-rated grants made during the year, on the same date as the annual grants for that year) and have voting rights, are granted under the W. P. Carey Inc. 2017 Share Incentive Plan ("2017 SIP"). Dividends are not paid currently on unvested Director RSAs granted under the 2017 SIP and instead accrue in cash and are distributed when the underlying award vests. The annual fees as of the date of this Proxy Statement paid to Directors for all positions held are set forth in the table below.

Cash

All Independent Directors	$100,000

Additional Fees:
Non-Executive Chairman	$105,000

Audit Committee Chair	$20,000

Compensation Committee Chair	$17,500

Nominating and Corporate Governance Chair	$12,500

Investment Committee Chair	$7,500

Stock

Form of payment: An RSA granted on or about July 1, with a grant date value of $150,000.

Time of payment: Shares vest in full on the first anniversary of the grant.

Members of the Executive Committee do not receive additional compensation.

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Compensation of the Board of Directors

2020 DIRECTOR COMPENSATION TABLE

The following table sets forth information concerning the total compensation of the individuals who served as Non-Employee Directors during 2020, including service on all committees of the Board, as described above:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total(2) ($)

Mark A. Alexander	120,000	150,006	270,006

Tonit M. Calaway(3)	25,000	112,510	137,510

Peter J. Farrell	117,500	150,006	267,506

Robert J. Flanagan	100,000	150,006	250,006

Benjamin H. Griswold, IV(4)	50,000	—	50,000

Axel K.A. Hansing	100,000	150,006	250,006

Jean Hoysradt	100,000	150,006	250,006

Margaret G. Lewis	112,500	150,006	262,506

Christopher J. Niehaus	211,250	150,006	361,256

Nick J.M. van Ommen	100,000	150,006	250,006

(1)
Amounts reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718") with respect to awards of 2,180 Director RSAs received on July 1, 2020. There were no option awards, non-equity incentive compensation, or non-qualified deferred compensation granted to the Non-Employee Directors during 2020. For all Directors, except Ms. Calaway, the grant date fair value per share of these annual Director RSAs, computed in accordance with FASB ASC Topic 718, was $68.81. The assumptions on which these valuations are based are set forth in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 (the "2020 Form 10-K").
(2)
The totals do not reflect dividends accrued during 2020 on the Stock Awards shown in the table because the dividends are reflected in the grant date fair values of the awards shown in the Stock Awards column.
(3)
Ms. Calaway became a Director in September 2020 and received a pro-rated grant of 1,678 Director RSAs on October 1, 2020, valued at approximately $112,500, which was equal to three-quarters of the annual $150,000 Director RSA grant in effect at that time, for her service on the Board through June 2021. The grant date fair value per share of this pro-rated grant of Director RSAs, computed in accordance with FASB ASC Topic 718, was $67.05. This pro-rated award is scheduled to vest on July 1, 2021.
(4)
Mr. Griswold did not stand for re-election at our 2020 Annual Meeting, and as such, only served as an independent Director for a portion of 2020.

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Compensation of the Board of Directors

DIRECTOR STOCK COMPENSATION TABLE

The following table reflects the Director RSAs, which were first granted in 2013, as well as any restricted stock units ("RSUs"), which were granted from 2008 until 2012 ("Director RSUs"), and held by the individuals, as of December 31, 2020, if any. Director RSUs were immediately vested when granted and pay current dividend equivalents but the payout of the underlying shares, on a one-for-one basis, was required to be deferred until the Director's service on the Board is complete.

	Total RSU Awards (#)	Total RSA Awards (#)

Mark A. Alexander	—	2,180

Tonit M. Calaway	—	1,678

Peter J. Farrell	—	2,180

Robert J. Flanagan	—	2,180

Axel K.A. Hansing	3,236	2,180

Jean Hoysradt	—	2,180

Margaret G. Lewis	—	2,180

Christopher J. Niehaus	—	2,180

Nick J.M. van Ommen	3,236	2,180

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Corporate Governance

Shareholder Proposals

The date by which shareholder proposals must be received by W. P. Carey for inclusion in proxy materials relating to our 2022 Annual Meeting is December 7, 2021, and any such proposals must meet the other requirements of Rule 14a-8 under the Exchange Act.

In order for proposals submitted outside of Rule 14a-8 to be considered at the 2022 Annual Meeting, shareholder proposals, including shareholder nominations for Director, must comply with the advance notice and eligibility requirements contained in the Bylaws. The Bylaws provide that shareholders are required to give advance notice to W. P. Carey of any business to be brought by a shareholder before an annual stockholders' meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Secretary of W. P. Carey at the principal executive offices of the Company, W. P. Carey Inc., One Manhattan West, 395 9th Avenue, 58th Floor, New York, NY 10001. In order to be timely, a shareholder's notice must be delivered not later than 5:00 p.m. Eastern Time on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting of shareholders nor earlier than the 150th day prior to the first anniversary of such mailing. Therefore, any shareholder proposals, including nominations for Directors, submitted outside of Rule 14a-8 to be voted on at the 2022 Annual Meeting must be received by W. P. Carey not earlier than November 7, 2021 and not later than December 7, 2021. However, in the event that the date of the 2022 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the Annual Meeting, for notice by the shareholder to be timely it must be delivered not earlier than the 150th day prior to the date of such annual meeting date and not later than 5:00 p.m. Eastern Time on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made by W. P. Carey. Such proposals and nominations must be made in accordance with, and include the information required to be set forth by, the Bylaws. An untimely or incomplete proposal or nomination may be excluded from consideration at the 2022 Annual Meeting.

A copy of our Bylaws is available upon request. Such requests and any shareholder proposals should be sent to Susan C. Hyde, Corporate Secretary, W. P. Carey Inc., One Manhattan West, 395 9th Avenue, 58th Floor, New York, NY 10001. These procedures apply to any matter that a shareholder wishes to raise at any annual meeting, including those matters raised other than pursuant to Rule 14a-8. A shareholder proposal that does not meet the requirements summarized above or listed in the Bylaws will be considered untimely, and any proxy solicited by W. P. Carey may confer discretionary authority to vote on such proposal.

Other Communications with the Board

We value your input. Shareholders and other interested persons who wish to send communications on any topic to the Board, the Non-Executive Chairman of the Board, or the Independent Directors as a group may do so by writing to the Non-Executive Chairman of the Board at the principal executive offices of W. P. Carey Inc.

The Nominating and Corporate Governance Committee has approved a process for handling communications to the Board in which, absent unusual circumstances or as contemplated by Committee charters, and subject to any required assistance or advice from legal counsel, Ms. Hyde is responsible for monitoring communications and for providing copies or summaries of such communications to the Directors as she considers appropriate. The Board will give appropriate attention to written communications that are submitted and will respond if and as appropriate.

Code of Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which we refer to in this Proxy Statement as the Code of Ethics, that applies to our Directors, officers and employees. Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:

•
honest and ethical conduct;

•
a culture of accountability, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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Corporate Governance
•
compliance with applicable governmental laws, rules and regulations;

•
a zero tolerance policy for bribes, kickbacks or similar payments of any kind;

•
full and accurate information in our SEC reports and other public communications; and

•
accountability for adherence to the Code of Ethics.

A waiver of the Code of Ethics may only be granted by the Board or the Nominating and Corporate Governance Committee and will be promptly disclosed as required by law or NYSE regulations.

Our Code of Ethics is available on our website, at www.wpcarey.com, under the heading "Governance" in the "Investors" section. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this proxy statement or incorporated into any other filing that we submit to the SEC.

Compliance with Anti-Bribery, Foreign Corrupt Practices Act, and Office of Foreign Assets Control Requirements

It is our policy to prohibit all bribes, kickbacks or other similar payments, or anything else of value in any form, made or given directly or indirectly to or for anyone for the purpose of obtaining or retaining business or obtaining any other favorable action. We comply with all applicable laws and adhere to the highest level of ethical conduct, including international anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act, United Kingdom Bribery Act and similar laws in other jurisdictions. In that regard, we have adopted an Anti-Bribery and Foreign Corrupt Practices Act Policy that is posted on our employee portal and periodically distributed to appropriate personnel, and we ensure compliance with that policy by monitoring our activities abroad and through periodic employee training.

In addition, we have policies and procedures in place that promote and articulate our compliance with U.S. economic sanctions administered by the U.S. Department of Treasury, Office of Foreign Assets Control in all facets of our operations. We use a screening vendor with respect to all payments that we initiate. Our Economic Sanctions Compliance Policy is periodically distributed to appropriate personnel.

Conflicts of interest, while not prohibited in all cases, may be harmful to W. P. Carey and therefore must be disclosed in accordance with the Code of Ethics. Our Chief Ethics Officer or, in his or her absence, our Chief Legal Officer, has primary authority and responsibility for the administration of the Code of Ethics subject to the oversight of the Nominating and Corporate Governance Committee or, in the case of accounting, internal accounting controls or auditing matters, the Audit Committee.

Certain Relationships and Related Party Transactions

Policies and Procedures with Respect to Related Party Transactions

Our executive officers and directors are committed to upholding the highest legal and ethical conduct in fulfilling their responsibilities and recognize that related party transactions can present a heightened risk of potential or actual conflicts of interest. Employees, officers and directors have an obligation to act in the best interest of W. P. Carey and to put such interests at all times ahead of their own personal interests. In addition, all of our employees, officers and directors should seek to avoid any action or interest that conflicts with or gives the appearance of a conflict with the Company's interests. According to the Code of Ethics, a conflict of interest occurs when a person's private economic or other interest conflicts with, is reasonably expected to conflict with, or may give the appearance of conflicting with, any interest of W. P. Carey. The following conflicts of interest are prohibited, and each employee, officer and director must take all reasonable steps to detect, prevent, and eliminate such conflicts:

•
Working in any capacity – including service on a board of directors or trustees, or on a committee thereof – for a competitor while employed by W. P. Carey.

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Corporate Governance
•
Competing with W. P. Carey for the purchase, sale or financing of property, services or other interests.

•
Soliciting or accepting any personal benefit from a third party, including any competitor, customer or service provider, in exchange for any benefit from W. P. Carey. Applicable policies may permit the acceptance of gifts and entertainment from third parties, subject to certain limitations. Individuals are expected to adhere to these policies where applicable and in general to limit acceptance of benefits to those that are reasonable and customary in a business environment and that are not reasonably likely to improperly influence the individual.

In general, a potential related party transaction would be reviewed by the Board. A permitted related party transaction must be considered to be in the best interests of W. P. Carey. If there are any potential related party transactions, all of the relevant material facts and the related person's interest in the transaction will be reviewed by the Board before approval is granted under the Company's policy.

Transactions with Managed Programs

Through wholly-owned subsidiaries, we earn revenue as the advisor to the programs that we manage, which as of the date of this Proxy Statement are Corporate Property Associates 18 – Global Incorporated ("CPA:18 – Global") and Carey European Student Housing Fund I, L.P. (collectively, the "Managed Programs"). We have also entered into certain transactions with the Managed Programs, such as co-investments and loans. For more information regarding these transactions and the fees received by W. P. Carey from the Managed Programs, see Note 4 to the consolidated financial statements in the 2020 Form 10-K.

24      |     Proxy Statement and Notice of 2021 Annual Meeting

Overview of our ESG Program

"By its nature, our work promotes jobs and prosperity. Doing Good While Doing Well means that when we are financing properties for companies, we are also helping the communities those companies serve. It is important to always ask, What is the impact of what we are doing? What is good for society? What is good for the country?"

—Wm. Polk Carey, Founder, W. P. Carey Inc.
2001

We believe that good corporate governance includes being a good corporate citizen and that it is our responsibility to give back to our communities. Our ability to recruit and retain a talented and diverse workforce, to be welcomed in our communities, and to address the challenge of climate change, depends on communicating and living our two core values: Investing for the Long Run and Doing Good While Doing Well.

Our ESG Report provides a comprehensive overview of our ESG program and reflects our commitment to lead the net lease real estate investment trust ("REIT") industry in ESG initiatives and disclosure. Our ESG program is overseen by the Nominating and Corporate Governance Committee of our Board, to which we report on a quarterly basis. We recently established an interdepartmental ESG Committee to coordinate progress and reporting throughout our organization.

Frequent dialogue with our investors provides us with insights on the topics that are most important to them and accordingly, during 2020, we met with more than 300 equity and fixed income investors.

Environmental Practices

In our Portfolio

As a net lease REIT, substantially all of our properties are leased to our tenants on a triple-net basis, whereby tenants are responsible for maintaining the buildings and are in control of their energy usage and environmental sustainability practices. Despite this lack of direct control, we strive to lead the net lease industry in environmental sustainability by taking a proactive and transparent approach to quantifying and reducing our global carbon footprint. Our Sustainability Team, which sits within our Asset Management Department, is launching a pilot program that will help us to gather tenant energy usage data globally using scalable technology. Expected to be deployed in 2021, the platform will aid us in determining the carbon footprint of our portfolio, identifying outliers and opportunities, and reporting to third-party benchmarking organizations, such as the Global ESG Benchmark for Real Assets ("GRESB") and Carbon Disclosure Project ("CDP"). We also believe that it will allow us to equip our tenants with the tools to better manage and benchmark their own energy consumption.

We will continue to identify and evaluate property-level sustainability opportunities within our portfolio, which we believe can reduce carbon footprints and also represent attractive investments. Our goal is to complete five or more additional sustainability projects in 2021. We believe that improving the quality of our assets, increasing renewal probabilities and deepening tenant relationships will enhance the overall value of our portfolio. Sustainable buildings reduce tenant operating costs and are more likely to attract high quality tenants, improving renewal outcomes and driving higher rents. Highlights of our recent sustainability projects include:

•
expansion and solar roof installation for our LEED-Gold, certified distribution facility and warehouse net-leased to Sonae MC in Portugal

•
redevelopment and LEED certification of a former warehouse in Lehigh Valley, PA into a state-of-the-art distribution center

•
expansion and solar panel installation on our BREEAM- and FM-certified logistics facility in the Netherlands leased to Nippon Express

•
build-to-suit financing of a state-of-the-art LEED certified food production facility in San Antonio, TX leased to Cuisine Solutions

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Overview of our ESG Program

Of the new investments we made in 2020, two of them were in green buildings, representing 26% of our total investment volume and 1.3 million square feet. Over the last year, we have enhanced the ESG aspect of our investment underwriting, looking not only at the environmental impact of a property and how it can be improved, but also reviewing the governance and social practices of the tenant company as we consider our investment. We also added "Green Lease" provisions to our lease templates.

As of December 31, 2020, our portfolio comprised 6.9 million square feet of sustainable real estate, including nine LEED(1) certified buildings and five BREEAM(2) certified buildings.

In our Offices

On a day-to-day basis, we reinforce our commitment to sustainability by how we conduct ourselves within our offices. Over the last year, we:

•
moved our headquarters to a new office space in a LEED-Gold certified building;

•
held an employee raffle for office furniture and technology to reduce waste;

•
planted more than 200 trees on behalf of each of our employees in celebration of International Earth Day; and

•
transitioned to an electronic vendor invoice and payment processing system.

Social Responsibility

Responding to the COVID-19 Pandemic

Today, as the world continues to battle the COVID-19 pandemic, our commitment to Doing Good While Doing Well has never been more important. The health and safety of our employees, tenants, investors and communities remains our top priority. To minimize the impact of the COVID-19 pandemic and protect our employees, we acted quickly at the onset of the COVID-19 pandemic – implementing a mandatory global remote work environment in mid-March 2020 and, through ongoing initiatives, to provide enhanced transparency and support for our employees:

•
Provided a monthly stipend to help with added costs associated with working from home

•
Communicated frequently with employees through regular town halls, manager meetings and emails to enhance transparency and encourage open dialogue between leadership and employees

•
Reinforced corporate benefits available, including telemedicine and confidential counseling, and provided additional resources for managing stress, anxiety and isolation

•
Hosted a series of virtual seminars on topics, including work-from-home office ergonomics, coping with the stresses of the COVID-19 pandemic, and nutrition seminars to boost immunity and encourage healthy habits

•
Issued an employee survey – that received a 95% engagement rate – regarding working from home and returning to work to understand employee sentiment and better address the concerns of our global workforce

•
Developed and distributed safety guidelines for voluntary office visits and equipped offices with personal protective equipment and enhanced cleaning regimens

(1)
LEED® – an acronym for Leadership in Energy and Environmental Design™ – and its related logo are trademarks owned by the U.S. Green Building Council® and are used with permission. Learn more at www.usgbc.org/LEED.
(2)
BREEAM – is a registered trademark of BRE (the Building Research Establishment Ltd. Community Trade Mark E5778551). The BREEAM marks, logos and symbols are the Copyright of BRE and are reproduced by permission.

26      |     Proxy Statement and Notice of 2021 Annual Meeting

Overview of our ESG Program

Human Capital Management

Training and Development

When we Invest for the Long Run, our employees are at the core of that philosophy. We strive to make W. P. Carey a great place to work and to attract and surround ourselves with top talent and a diverse workforce; we want to enhance their lives in and out of the office as they progress and grow with the company. We offer various levels of training, including management training, executive training and skills training. We are pleased to report that our "Respect in the Workplace" training, which covers sexual harassment issues and other aspects of workplace conduct, saw 100% participation for active employees as of December 31, 2020. Our median tenure is 5.1 years and our voluntary turnover rate for 2020 was 4%, down from 9% in 2019.

Our Conversations@Carey educational series aims to help employees gain a broader perspective of the various departments at W. P. Carey through internal interviews and Q&A sessions. Led by our President, Conversations@Carey has featured employees across our offices. By engaging with our employees and investing in their careers through training and development, we are building a talented workforce capable of executing our business strategies. In 2020, employees completed more than 1,700 total training hours, with an average of nine training hours per employee.

Diversity and Inclusion

W. P. Carey has always believed in the power of diversification, and a diverse workforce is no exception. We strive to make our company a place where everyone is welcome, respected, treated fairly and has the resources and opportunities to advance in their careers.

As of December 31, 2020, we had 188 employees ranging in age from 23 to 75, with an average age of 38. Women represented 46% of our global workforce. Our employees, located in New York, Amsterdam, London and Dallas, represent various backgrounds and speak more than 20 languages.

(1)
Data is collected by our Human Resources Department and is only for our U.S. based employees.

Our people are critical to our success and, in an effort to ensure they are recognized accordingly, we conduct regular pay equity analyses of our employee population in comparable jobs across the Company, taking into account performance, skill and experience level, with the aim of identifying any pay disparities among comparable roles.

As our company continues to grow, we want to ensure that all of our employees and their families feel supported and represented. Our healthcare coverage includes family and domestic partner benefits, paid at 100% and we offer financial benefits to assist our employees with adoption and surrogacy expenses. We also recently introduced legal insurance and pet insurance benefits, reflecting the diverse backgrounds and lifestyles of our employees who have led to our success over the long run.

In 2020, we appointed a Head of Diversity & Inclusion and launched our D&I initiative, which is designed to facilitate conversation around race, sexual orientation & gender identity, national origin, creeds and other important topics. Led by our

Proxy Statement and Notice of 2021 Annual Meeting      |     27

Overview of our ESG Program

D&I Advisory Committee, these conversations will enable us to translate our beliefs as a company into action. Since our launch, we are proud to have taken the following steps:

•
Signed the CEO Act!on Pledge for Diversity & Inclusion, furthering our commitment to fostering a more inclusive and diverse workforce;

•
Made donations to the NAACP Legal Defense and Education Fund, The Audre Lorde Project and Dress for Success;

•
Initiated firm-wide systemic bias and ally skills training, with 100% participation by active employees as of December 31, 2020;

•
Recognized Juneteenth as a Company holiday;

•
Hosted Ben Jealous, former National President of the NAACP for a special edition of Conversations@Carey;

•
Implemented our Vendor Diversity Survey, to understand their commitment to D&I and inform our vendor selection process;

•
Recognized by Women on Boards as a "Winning" Company for Board Diversity; and

•
Included as a constituent in the 2021 Bloomberg Gender-Equality Index

We recognize that real change takes time and sustained effort, and we are committed to driving lasting reform at W. P. Carey, with an initial focus on our recruiting, training and education, benefits and programming and employee engagement efforts. We acknowledge that we have a long way to go, and we are committed to doing our part in dismantling systemic racism and creating a more equitable, just and inclusive society.

Employee Health and Wellness

The health and wellness of our employees and their families are paramount and our comprehensive benefits package is designed to address the changing needs of all of our employees and their dependents.

•
Company-paid medical and dental insurance, including family and domestic partner coverage, at 100%;

•
Carey Fund, which provides each employee with $2,000 per year for healthcare costs not covered by insurance;

•
Company-paid life and AD&D insurance;

•
Short-term disability, including an eight-week continuation of pay program at 100% of base salary;

•
Competitive vacation and leave policies, including primary and secondary caregiver leave; and

•
Employee Assistance Program, through our healthcare provider, which allows employees to access counseling, legal and financial planning referrals, caregiver referrals and other resources.

In addition, our Carey Wellness program provides our employees with education and practical guidance on nutrition, stress management and general healthy living matters that they can apply both in and out of the office.

Financial

•
Competitive compensation programs;

28      |     Proxy Statement and Notice of 2021 Annual Meeting

Overview of our ESG Program
•
Firm-sponsored profit-sharing plan under which the company contributes 10% of an employee's total cash compensation, up to the annual limitations set by the Internal Revenue Service ($28,500 per year for 2020), into the employee's retirement account;

•
Employee-funded 401(k) and Roth 401(k) plans;

•
Employee share purchase plan;

•
Long-term incentive plan;

•
Adoption and surrogacy financial support;

•
Flexible spending accounts (medical/dependent care);

•
Monthly stipend during the COVID-19 pandemic to help with added costs associated with working from home; and

•
Charitable contribution matching program by the W. P. Carey Foundation.

Corporate Citizenship

Wm. Polk Carey established the W. P. Carey Foundation in 1990 with a primary mission to support educational institutions and to promote business education, with the larger goal of improving America's competitiveness in the world. As a result of its support, thousands of young people around the country and abroad have seen increased educational opportunities.

As good stewards of our communities, W. P. Carey continues to support educational programs, as well as hospitals, museums and other community organizations, and in 2020, donated more than $400,000, an increase of 25% from 2019. This increase included donations to the Food Bank For New York City, the NewYork-Presbyterian Hospital COVID-19 Healthcare Workers Fund and the NAACP Legal Defense Fund. In addition, to continue Wm. Polk Carey's mission to encourage personal generosity, in the spirit of "Doing Good While Doing Well," the W. P. Carey Foundation supports the philanthropic activities of the W. P. Carey community by matching certain charitable contributions made by our employees and directors. In 2020, the Foundation matched $115,000 in employee and director contributions. It also bestows the "Carey the Torch" award on a W. P. Carey employee who made an exceptional impact on his or her community and society as a whole during the year.

Carey Forward

Our Carey Forward program was established in 2012 shortly after the passing of Wm. Polk Carey and was inspired by his generosity. We have continued growing the Carey Forward program by demonstrating a sustained enthusiasm for building and fostering productive relationships between our company and our communities. The program is funded by the Company and encourages employees to become involved in philanthropic and charitable activities, devote their time and resources to meaningful causes and initiatives, and bring to philanthropic and community organizations the same level of skill and excellence they devote to their professional responsibilities. Although the organizations and activities we support can vary, our focus is often on youth development and education, hunger relief, healthcare, and arts and restoration. In 2020, we continued our engagement with Student Sponsor Partners (SSP), providing ten New York City high school students with mentorship by W. P. Carey employees, albeit in a virtual environment. Although many of our other in-person volunteer programs were impacted as a result of the COVID-19 pandemic, we raised more than $30,000 to support City Harvest Skip Lunch Fight Hunger, the Susan G. Komen Breast Cancer and Operation Backpack.

Key 2020 Corporate Citizenship Highlights

•
Donated $100,000 to Food Bank For New York City and the NewYork-Presbyterian Hospital COVID-19 Healthcare Workers Fund, in partnership with the W. P. Carey Foundation

•
Donated $30,000+ to help fight childhood hunger through City Harvest's Skip Lunch Fight Hunger campaign

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Overview of our ESG Program
•
Donated over $8,000 to Volunteers of America's Operation Backpack program to provide school supplies for students in need

•
Identified additional volunteer opportunities and resources for employees looking to give back

Governance

We believe that a company's tone is set at the top and are proud to report on our Board-level governance provisions, many of which are recognized as best practices. Critical components of our governance profile include:

•
A separation between our Non-Executive Chairman and our CEO;

•
A Board comprised of all independent directors except for the CEO;

•
A Board comprised of 30% women;

•
Opted out of Maryland staggered board provisions;

•
Annual election of directors via majority voting;

•
The absence of a poison pill;

•
A considered approach to executive compensation and reliance on a carefully constructed group of compensation peers;

•
Sound compensation practices, including an anti-hedging policy, a clawback provision, meaningful limits on pledging, strong director and executive stock ownership guidelines, and a robust annual compensation risk assessment;

•
Board review of management succession plans;

•
A commitment to identify and consider diverse candidates as part of Board searches; and

•
A limitation on over-boarding by our directors, with a maximum of five public company boards.

These governance provisions are supplemented by our Code of Business Conduct and Ethics and provisions governing related party transactions, which are important elements of our overall approach to governance and are described below.

30      |     Proxy Statement and Notice of 2021 Annual Meeting

Executive Officers

The Company's executive officers are determined by our Board of Directors. The executive officers as of the date of this Proxy Statement are as follows:

Jason E. Fox, Chief Executive Officer, Age 48

Mr. Fox became CEO on January 1, 2018 and has been an executive officer since 2015. Since he is also a Board member, his biography appears on page 9 in Proposal One: Election of Ten Directors.

John J. Park, President, Age 56

W. P. Carey Inc.:

•

President (since January 2018)

•

Director of Strategy and Capital Markets (since March 2016)

•

Various roles since 1987

W. P. Carey Foundation: Trustee (since January 2013)

Mr. Park first joined the Company as an investment analyst and has served in various capacities for over three decades. During his tenure, he has spearheaded the transactions that have transformed the Company, including the consolidation and listing of CPA:1-9 as Carey Diversified LLC in 1998, its merger with W. P. Carey & Co. Inc. in 2000; the liquidity transactions of CPA:10, CIP, CPA:12 and CPA:14; W. P. Carey's merger with CPA:15 and REIT conversion in 2012; W. P. Carey's merger with CPA:16 in 2014; and W. P. Carey's merger with CPA:17 – Global in October 2018. Mr. Park is responsible for the Company's strategic development, including mergers and acquisitions and capital markets activities. He sits on the Company's Operating Committee. The Board designated Mr. Park as an executive officer in March 2016.

ToniAnn Sanzone, Chief Financial Officer, Age 44

W. P. Carey Inc.:

•

Chief Financial Officer (since January 2017; Interim October 2016 – January 2017)

•

Chief Accounting Officer (June 2015 – October 2016)

•

Global Corporate Controller (April 2013 – June 2015)

Ms. Sanzone has helped to guide the Company through its rapid evolution in recent years and is responsible for overseeing vital financial and risk mitigation functions in both the U.S. and Europe, including accounting and financial reporting, information technology, internal audit, tax and treasury. She sits on the Company's Operating Committee. Ms. Sanzone currently also acts as Chief Financial Officer of CPA:18 – Global. Prior to joining the Company, Ms. Sanzone served as Corporate Controller and in various other capacities at iStar Inc. (NYSE: STAR), a publicly traded REIT, from 2006 to 2013 and held various accounting and financial reporting roles at Bed Bath and Beyond, Inc. (NASDAQ: BBBY) from 2004 to 2006. Ms. Sanzone also occupied various positions in the assurance and advisory services practice of Deloitte LLP from 1998 to 2004 and is a Certified Public Accountant. The Board designated Ms. Sanzone as an executive officer in October 2016.

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Executive Officers

Gino M. Sabatini, Managing Director and Head of Investments, Age 52

W. P. Carey Inc.:

•

Head of Investments (since December 2016)

•

Head of U.S. Net Lease Investments (April 2015 – December 2016)

•

Co-Head of Global Investments (April 2012 – April 2015)

•

Co-Head of Domestic Investments (July 2011 – April 2012)

•

Various roles in the Investment Department since 2000

Mr. Sabatini is responsible for the sourcing, negotiating and structuring of investments in North America and Europe. In his over two decades with the Company, Mr. Sabatini has participated in and managed all aspects of the investment process. Mr. Sabatini sits on the Company's Operating Committee. The Board designated Mr. Sabatini as an executive officer in January 2018.

Brooks G. Gordon, Managing Director and Head of Asset Management, Age 37

W. P. Carey Inc.:

•

Head of Asset Management (since December 2016)

•

Head of North American Asset Management (2014 – December 2016)

•

Various roles in the Asset Management Department since 2006

The Hinckley Company: Board Member

Mr. Gordon oversees asset management activity across all property types in North America and Europe. He began his career with the Company over 15 years ago and has spearheaded the Company's proactive asset management strategy, including a focus on organic investment opportunities and developing an agile, data-driven approach to management of the Company's growing portfolio. Mr. Gordon serves as co-head of the Company's ESG Committee and sits on the Operating Committee. The Board designated Mr. Gordon as an executive officer in January 2018.

32      |     Proxy Statement and Notice of 2021 Annual Meeting

Proposal Two: Advisory Vote on Executive Compensation

The Board and the Compensation Committee, which is responsible for designing and administering W. P. Carey's executive compensation program, value the opinions expressed by shareholders in their vote on this proposal and will review and consider the outcome of the vote when making future decisions on executive compensation.

At our annual meeting of stockholders held on June 11, 2020, the Board recommended, and stockholders voted, to hold this advisory vote, known as a "Say-on-Pay" vote, every year, with which the Board agreed. Accordingly, and pursuant to SEC rules (and Section 14A of the Securities Exchange Act of 1934), in this Proposal Two, shareholders are being asked to vote on the following resolution:

  RESOLVED, that the shareholders of W. P. Carey approve, on an advisory basis, the compensation of the company's Named Executive Officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis and the related compensation tables and narrative discussion in this Proxy Statement.

Our goal is to maintain an executive compensation program that fosters the short- and long-term goals of the company and its shareholders. We seek to accomplish this goal by motivating our senior leadership group to achieve a high level of financial performance. We believe that our executive compensation program is designed to align executive pay with performance and to motivate management to make sound financial decisions that increase the value of the company.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the votes cast by the stockholders at the virtual meeting, or by proxy, is necessary for approval of Proposal Two. However, as an advisory vote, Proposal Two is not binding upon the Board, the Compensation Committee, or W. P. Carey.

The Board recommends a vote FOR the approval, on an advisory basis, of the foregoing resolution approving the Company's executive compensation.

Proxy Statement and Notice of 2021 Annual Meeting      |     33

Executive Compensation

Compensation Discussion and Analysis

The following pages discuss the process and philosophy guiding compensation decisions for the following NEOs during 2020:

•
Jason E. Fox – Chief Executive Officer

•
John J. Park – President

•
ToniAnn Sanzone – Chief Financial Officer

•
Gino M. Sabatini – Head of Investments

•
Brooks G. Gordon – Head of Asset Management

Compensation Principles

The Company's executive compensation programs have continued to evolve in structure but follow three basic principles, first established by the Company's late founder, Mr. Wm. Polk Carey:

1 Compensation levels should be conservative and prudent	2 Compensation should adequately reward those who create value for the Company and its shareholders	3 Compensation should be tied to the financial performance of the Company

•

The Compensation Committee annually reviews the pay levels of our NEOs against our peers and generally finds our base salaries to be conservative and total compensation aligned with the median among our peers.

•

Approximately two-thirds of CEO pay and approximately half of the remaining NEOs' pay opportunity is provided through equity-based compensation tied to long-term performance and vesting.

•

The Committee believes that senior management pay outcomes over time should be aligned with the shareholder experience.

•

Further, each of our NEOs is subject to rigorous stock ownership guidelines.

•

For 2020, 88% and 80% of the pay opportunity for our CEO and remaining NEOs, respectively, was at risk and subject to Company and/or stock price performance.

•

In order to promote greater transparency related to the calculation of the annual cash bonus payouts, the Committee implemented an annual cash bonus plan beginning in 2018, aligning cash bonuses directly with Company performance. This annual bonus plan structure was maintained for 2020.

•

The ultimate value of our current annual performance-based equity awards is tied to long-term RE AFFO(1) per share growth and relative TSR, defined below, which reflects the Company's performance.

(1)
See Appendix A for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure in our consolidated financial statements for the fiscal year ended December 31, 2020.

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Executive Compensation

2020 Business Highlights

In addition to the framework set by these principles, the Compensation Committee considered a number of factors in determining 2020 compensation levels for the NEOs to help ensure alignment with the Company's performance in 2020. Among these factors were:

•
The Company's financial and market performance compared to prior years;

•
Performance against predefined objectives, including new investments and overall portfolio performance; and

•
Performance versus a peer group of companies as well as the REIT industry generally, the broader economic environment, and the strategic goals and challenges faced by the Company during the COVID-19 pandemic in 2020.

Material quantitative performance factors that the Compensation Committee considered in making 2020 compensation decisions were:

•
Total shareholder return – The Compensation Committee focused particularly on TSR performance. Over the past 1-, 3-, 5-, and 10-year periods the Company delivered (6.0)%, 22.4%, 61.6%, and 302.5% returns, respectively. Further, as shown in the graphs below, the Company outperformed the MSCI US REIT Index for each of the four periods and the S&P 500 Index for the 10-year period. As discussed under Long-Term Incentive Awards below, TSR performance, in addition to being factored into 2020 compensation decisions, also directly impacts the payout of outstanding performance share units ("PSUs") granted in prior years because TSR relative to the MSCI US REIT Index is one of the two performance metrics utilized to determine the PSU payout level and acts as a modifier to the annual cash bonus plan.

W. P. Carey Rank Versus Companies in the MSCI US REIT Index

1-Year	3-Year	5-Year	10-Year
#53 out of 147	#48 out of 142	#40 out of 134	#14 out of 91

•
Dividends – With a focus on paying stable dividends, during 2020 the Company declared dividends totaling $4.17 per share, an increase compared to total dividends declared during 2019 of $4.14 per share.

The Committee also took into consideration the following accomplishments during the year:

•
The Company completed $826 million of new investments at a capitalization rate of 6.5% and a weighted average lease term of 20 years.

•
The Company strengthened its balance sheet and reduced leverage, issuing $880+ million of securities on favorable terms and paying off $294.4 million of 5.1% weighted average interest rate secured debt.

•
The Company advanced its transition to a pure-play net lease REIT and reduced its exposure to the lodging sector with the merger of two of its managed funds, Carey Watermark Investors Incorporated ("CWI 1") and Carey Watermark Investors 2 Incorporated ("CWI 2" together, the "CWI REITs") and internalization of management, into Watermark Lodging Trust, Inc.

Proxy Statement and Notice of 2021 Annual Meeting      |     35

Executive Compensation
•
The Company's performance during the COVID-19 pandemic compared favorably to net lease peers in terms of rent collections, total shareholder return and corporate actions, and capital allocation decisions. The Company also demonstrated its leadership in a remote environment through overall employee experience and engagement, communications with the Board and community support.
Compensation Highlights

2020 Base Salaries:

For 2020, the Committee approved salary increases for three of the NEOs. These increases were influenced by a market assessment, conducted by the Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. ("FW Cook"), and supported by the progress made toward achieving the Company's strategic goals.

2020 Bonus Payments:

The Company-wide annual cash bonus plan was initially funded based on performance against a pre-established RE AFFO(1) goal. The RE AFFO goal was established in February 2020 and was not subsequently modified following the onset of the COVID-19 pandemic. Per the original plan design and consistent with prior years, the initially funded pool was then subject to modification (up or down by 20%) based on the Committee's evaluation of several key strategic factors (achievement of certain strategic goals, such as improving overall portfolio quality, maintaining access to diverse sources of capital and successfully completing the merger and internalization of the CWI REITs), while also considering the Company's performance throughout the COVID-19 pandemic (including continued high rent collection rates, nimble management response, efficient capital allocation and the successful transition to a supportive remote working environment). The initially funded bonus allocations to the NEOs, with the exception of Mr. Sabatini, were 90% of target, reflecting slight underperformance against the pre-established RE AFFO goals. For Mr. Sabatini, who has a portion of his bonus linked to the performance of the Investment Department that he leads, in addition to funding based on the Company's RE AFFO performance, his bonus was paid at 85.3% of target. Following the Committee's evaluation of the Company's performance against strategic goals, described above, it determined that a 5% positive modification of the funded bonuses for the NEOs was warranted.

The Committee believes this design appropriately balances the need to provide greater transparency to shareholders and more information to participants regarding bonus calculations, while maintaining an appropriate level of flexibility allowing the Committee to evaluate holistic Company performance and assess both management's accomplishments during the year and how those results were accomplished, including an assessment of the shareholder experience.

2018-2020 Performance Share Unit Award Payouts:

In early 2018, PSUs were granted contingent on three-year performance against pre-established metrics (RE AFFO per share growth and TSR relative to the MSCI US REIT Index). In early 2021, the Committee certified performance achievements and approved a payout equal to 176.5% of target to all holders of such awards, including all of the NEOs.

2019 and 2020 Long-Term Incentive Grants:

The Committee maintained a similar approach to long-term incentive grants as in prior years and in both 2019 and 2020 authorized grants to the NEOs weighted evenly between PSUs and time-based RSUs. Both award types vest and/or measure performance over three-year periods (2019-2021 and 2020-2022). The 2019 PSUs and 2020 PSUs measure TSR relative to the MSCI US REIT Index and RE AFFO per share growth.

(1)
See Appendix A for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure in our consolidated financial statements for the fiscal year ended December 31, 2020.

36      |     Proxy Statement and Notice of 2021 Annual Meeting

Executive Compensation

Results of 2020 Advisory Vote on Executive Compensation:

At our 2020 Annual Meeting, approximately 94% of the votes cast were in favor of our Say-on-Pay proposal. The Compensation Committee considered the outcome of that advisory vote to be an endorsement of the Committee's compensation philosophy and implementation. That said, the Compensation Committee will continue to consider the outcome of the Company's Say-on-Pay votes and any other shareholder feedback when making future compensation decisions for the NEOs.

Compensation Philosophy and Decision Making Process:

The Company's compensation philosophy and its processes for compensating executive officers are overseen by the Compensation Committee. This Committee currently consists of four directors, each of whom is independent within the meaning of the Listing Standards of the NYSE. The Compensation Committee's responsibilities include setting the Company's executive compensation principles and objectives, setting and approving the compensation of executive officers, and monitoring and approving the Company's general compensation programs.

The Compensation Committee relies on input both from management and from its independent compensation consultant to assist the Committee in making its determinations. Although the Compensation Committee receives information and recommendations regarding the design of the compensation program and level of compensation for NEOs from these sources, the Compensation Committee retains the sole authority to make final decisions both as to the types of compensation awarded and compensation levels for these executives.

Compensation Philosophy

The Company's compensation programs are designed to align executive pay with Company performance and to motivate management to make sound financial decisions that increase the value of the Company. The Committee believes that a blend of incentive programs, based on both quantitative and qualitative performance objectives, is the most appropriate way to encourage not only the achievement of outstanding financial performance, but maintenance of consistent standards of teamwork, creativity, good judgment, and integrity. In determining the compensation of our NEOs, the Compensation Committee relies on a balance of formulaic and qualitative incentive programs, exercising its best judgment and taking into account the many aspects of performance that make up an individual's contribution to the Company's success.

For 2020 compensation, the Committee examined a broad range of information on financial performance, as described above. The Committee also reviewed information on the performance of and contributions made by individual executive officers (other than the CEO) and, in doing so, placed substantial reliance on information received from, and the judgment of, the CEO. The Committee's decisions with regard to CEO compensation are made in executive session in consultation with its independent compensation consultant. The Compensation Committee also periodically reviews independent survey data, other public filings, and peer group data provided by its independent compensation consultant as market reference points for all NEOs. The Committee strives to provide pay opportunities (including base, bonus and long-term incentives) that generally fall within a 15% range of the median of the market but acknowledges that individual positioning may vary due to tenure, contribution, performance and uniqueness of role.

Role of the Independent Compensation Consultant

The Compensation Committee engages an independent consultant to provide guidance on a variety of compensation matters. Since September 2016, the Committee has engaged FW Cook, a leading compensation consulting firm, as its independent compensation consultant. FW Cook conducts independent studies and provides objective advice on executive and director compensation. FW Cook's role with the Company is as adviser to the Committee on executive compensation matters. Each year, the Committee conducts an assessment, as required by SEC rules, to determine if any conflicts of interest exist with regard to its engagement of FW Cook. In conducting that assessment for 2020, the Committee reviewed a variety of factors, including those required by SEC rules, and determined that no such conflict of interest existed.

Peer Comparison Group

When determining compensation levels for the NEOs, the Compensation Committee considers several external market reference points, including published survey data and the competitive pay levels of an established group of publicly traded

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Executive Compensation

peer companies. This peer comparison group consists of companies having similar characteristics to the Company, as noted below, and with whom the Company competes for executive talent. FW Cook annually reviews the peer group to confirm the overall reasonableness of the group for compensation and design benchmarking purposes. The Compensation Committee then determines what changes, if any, are appropriate.

The companies included in the peer group generally have the following characteristics:

•
Companies operating as publicly traded, internally-managed REITs;

•
Companies within a reasonable size range, primarily measured by market capitalization and enterprise value; and

•
Companies meeting additional qualitative criteria intended to identify those most similar in business model and asset mix to the Company, including factors such as: net lease focus, exposure to multiple asset classes, national diversity, diversified tenant base, and international operations.

In June 2019, the Committee, with input from management and FW Cook, reviewed and approved meaningful changes to the peer group used to inform 2020 pay decisions. The catalyst for change was a result of the Company's merger with CPA:17 – Global. The merger significantly increased the Company's market cap and enterprise value. As requested by the Committee, FW Cook, with the support of management, identified several additional REITs that met both the objective size criteria and the additional qualitative criteria detailed below to better position the Company near the median of the peer group from a market cap and enterprise value perspective. FW Cook also recommended the removal of several REITs falling below the size criteria described below. At the time the revised peer group below was approved, the Company's market cap and enterprise value were both positioned at approximately the 60th percentile. This peer group, consisting of 15 companies operating in the real estate investment and real estate asset management industries, was used to inform 2020 NEO pay decisions.

Peer Group (used to inform 2020 pay decisions)

Alexandria Real Estate	National Retail Properties

Brixmor Property Group	Prologis

Colony NorthStar	Realty Income Corporation

EPR Properties	STORE Capital

Healthpeak Properties	Ventas

Kimco Realty Corporation	VEREIT

Liberty Property Trust	Welltower

Macerich Company

Peer Group Changes

In March 2020, the Committee, with input from management and FW Cook, reviewed and approved changes to the peer group used to inform 2021 pay decisions. Based on the review, FW Cook recommended the removal of one REIT and replacement with another REIT meeting the qualitative criteria.

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Peer Group (used to inform 2021 pay decisions)

Alexandria Real Estate	National Retail Properties

Brixmor Property Group	Prologis

Colony NorthStar	Realty Income Corporation

Digital Realty Trust	STORE Capital

EPR Properties	Ventas

Healthpeak Properties	VEREIT

Kimco Realty Corporation	Welltower

Macerich Company

In March 2021, the Committee, with input from management and FW Cook, reviewed and approved further changes to the peer group that will be used to inform 2022 pay decisions. Based on the review, FW Cook recommended the removal of three REITs and replacement with three other REITs meeting the qualitative criteria.

Peer Group (used to inform 2022 pay decisions)

Alexandria Real Estate	National Retail Properties

Brixmor Property Group	Omega Healthcare Investors

Digital Realty Trust	Realty Income Corporation

EPR Properties	STORE Capital

Gaming and Leisure Properties	Ventas

Healthpeak Properties	VEREIT

Kimco Realty Corporation	Welltower

Medical Properties Trust

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Executive Compensation

Elements of Compensation

The Company uses base salary, annual cash incentives, and long-term equity incentives, as well as a range of benefit plans, as tools to help achieve its compensation objectives. The Company's approach to the mix of compensation among these elements emphasizes variable compensation, including bonuses and long-term incentives in the form of stock-based awards, over fixed compensation. The emphasis on stock-based awards vesting over time helps to promote a long-term perspective and further align management's interests with that of the Company's shareholders.

Element	Form	Compensation Objectives and Key Features

Base Salary	Fixed Cash	• Fixed compensation component that provides a base level of competitive cash to compensate the executive officer for the scope and complexity of the position.
• Amounts based on an evaluation of the executive officer's experience, position and responsibility; intended to be competitive in the marketplace to attract and retain executives.

Annual Cash Incentive Award	Performance-Based Cash

•

Variable cash compensation component that provides an incentive opportunity based on performance against objective Company performance metrics, RE AFFO(1) for 2020, subject to modification based on evaluation of certain strategic goals (improving portfolio quality, TSR relative to the MSCI US REIT Index and furthering the Company's long term strategic objectives), and the Compensation Committee's assessment of individual performance.

Long-Term Equity Incentives	Performance Stock Units and Restricted Stock Units

•

Variable equity compensation designed to foster meaningful ownership of our Common Stock by management, to align the interests of our management with the creation of long-term shareholder value, and to motivate our management to achieve long-term growth for the Company.

• PSU awards under the long-term incentive plan ("LTIP") are predicated on three-year performance based on absolute RE AFFO per share growth and relative TSR versus the MSCI US REIT Index.
• RSU awards vest over a three-year period.

Although the Compensation Committee examines market data, it does not target a specific percentile for each executive. Rather, the Compensation Committee uses the market median (50th percentile) as an initial reference point for the executive team, in aggregate, and then, based on performance, including the various financial metrics as outlined herein as well as TSR performance, adjusts incentive compensation levels (both cash and equity) in a corresponding manner.

While the Compensation Committee does not utilize a specific formula, base salary has generally comprised a relatively small portion of our CEO and other NEO pay (12% and an average of 20% in 2020, respectively). The equity portion of pay has tended to represent the largest portion of our CEO and other NEO total pay (66% and an average of 47%, respectively, in 2020), based on the Committee's philosophy of aligning executive compensation with Company performance.

(1)
See Appendix A for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure in our consolidated financial statements for the fiscal year ended December 31, 2020.

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Executive Compensation

The table below summarizes the 2020 elements of compensation and resulting target total compensation for each of the NEOs:

Executive	Base Salary ($)	Target Annual Cash Incentive Opportunity ($)	Target Long-Term Equity Grant ($)	Target Total Compensation ($)

Jason E. Fox	$800,000	$1,500,000	$4,500,000	$6,800,000

John J. Park	$525,000	$1,000,000	$1,500,000	$3,025,000

ToniAnn Sanzone	$525,000	$750,000	$1,250,000	$2,525,000

Gino M. Sabatini	$500,000	$900,000	$1,100,000	$2,500,000

Brooks G. Gordon	$400,000	$550,000	$900,000	$1,850,000

For 2020, the mix for total compensation was:

Chief Executive Officer Pay Mix 2020	Other NEOs Pay Mix 2020

Base Salary

Base salary is intended to reflect job responsibilities and set a minimum baseline for compensation. The Company's overall philosophy is that, in most cases, base salaries for officers, including those for executive officers, are viewed as a significantly smaller component of their overall compensation than variable elements of compensation. When setting such salary levels, the Committee considered the following factors:

•
the nature and responsibility of the position;

•
the expertise of the individual executive;

•
changes in the cost of living and inflation;

•
the competitive labor market for the executive's services; and

•
the recommendations of the CEO with respect to executive officers who report to him.

Base salaries for the executive officers are subject to annual review by the Compensation Committee, which considers competitive market data provided by FW Cook.

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Executive Compensation

The Committee may determine to adjust NEO salaries, individually or overall, at any time. When considering potential changes to base salaries for executive officers, the Committee also takes into consideration the impact on total compensation. Based on current and historical market analyses, base salaries have aligned with the 25th percentile and total compensation has aligned with the 50th percentile across the NEO group. After taking into consideration a recommendation from FW Cook, based on current market analyses, the Committee decided to adjust NEO salaries for 2020 for Mr. Fox, Ms. Sanzone and Mr. Gordon. In the Committee's view, these increases were supported by the individual executive experience and responsibilities and progress made toward achieving the Company's strategic goals, as well as to better position the salaries of Mr. Fox and Ms. Sanzone to the median of the market.

Annual Cash Incentives

As discussed above, the 2020 annual cash bonus plan is designed to accomplish three key objectives:

•
Promote greater transparency related to the calculation of the annual cash bonus payouts, both internally and externally;

•
Create greater alignment between overall Company results and the funding of the bonus pool; and

•
Maintain the ability to exercise judgment and discretion based on holistic Company and individual performance.

The Committee and management believe the process described below satisfied these objectives.

Initial Bonus Pool Funding:

In early 2020, the Committee approved RE AFFO(1) goals that would need to be achieved in order to fund the new Company-wide annual cash bonus plan for all eligible employees, including the NEOs. No changes were made to the RE AFFO goal following the onset of the COVID-19 pandemic.

The table below outlines the RE AFFO performance requirements and the corresponding level of bonus pool funding available.

Performance/Payout Level	RE AFFO/Share	Bonus Pool Funding (% of target)

Threshold	$4.34	75%

Target	$4.82	100%

Maximum	$5.30	125%

For 2020, the Company achieved initial RE AFFO per share of $4.60, prior to the impact of the bonus payout in excess of the target, resulting in an initial total pool funding for all eligible employees of 90% of target.

Starting in 2019, a portion of Mr. Sabatini's bonus target was subject to separate performance metrics established by the Committee for certain members of the Investments Department. Because the Committee felt that, as the Company's Head of Investments, tying a portion of his bonus to those goals would be a more appropriate incentive for him. The determination of the portion of Mr. Sabatini's bonus tied to the Investment Department bonus is based on metrics specific to the performance of that department, including investment volume and quality. For competitive reasons, we do not disclose publicly the specifics related to these goals. The remainder of his bonus was tied to the same formula as the other NEOs.

Strategic Modifiers:

To evaluate Company performance from a more holistic perspective, certain strategic objectives determined by the Committee and management to be critical indicators of overall performance were established at the beginning of 2020. Three categories of performance were established, with each category containing specific metrics and targets for the Committee to

(1)
See Appendix A for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure in our consolidated financial statements for the fiscal year ended December 31, 2020.

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evaluate performance at year-end to determine whether to modify (up or down by 20%) the initially funded bonus pool, as determined by performance against RE AFFO goals. The strategic modifiers were as follows:

Strategic Goals	Metric(s)

Improve portfolio strength	Execute successful acquisition and disposition strategy; minimize lease expirations; execute lease extensions and redevelopment opportunities

Strong return to shareholders	Relative TSR as measured against the MSCI US REIT Index

Execution on long-term strategy	Balance sheet strength; operational efficiency; close CWI REITs merger

The Compensation Committee also evaluated a "pandemic scorecard," which was established mid-year to evaluate management's performance during such an unprecedented set of circumstances. This scorecard included a comparison against the Company's net lease peers in terms of rent collections, total shareholder return and corporate actions; its leadership in a remote environment, overall employee experience and engagement, communications with the Board, community support and capital allocation decisions. The Committee also considered other measures, such as shareholder engagement during the COVID-19 pandemic, stakeholder view of the Company's performance and the basic health of the Company. Based on the Committee's evaluation of progress against these strategic goals and metrics, including the 'pandemic scorecard', it decided to adjust upward the total bonus pool funding for the NEOs by 5%.

Actual Bonuses Awarded to the NEOs:

Actual NEO bonuses were paid at 95% of target. As described earlier, the bonus for Mr. Sabatini reflects performance of the Investment Department as measured by investment volume and quality which yielded funding slightly below target. When combined with funding generated by the Company's RE AFFO performance, Mr. Sabatini's bonus paid at 85.3% of target. The NEO cash incentive payouts for 2020 performance, which were paid in early 2021, are shown in the table below:

Executive	Target Bonus	RE AFFO(1) (Target × 90.0%)	Additional Strategic Modifier Funding	Total 2020 Bonus

Jason E. Fox	$1,500,000	$1,350,000	$75,000	$1,425,000

John J. Park	$1,000,000	$900,000	$50,000	$950,000

ToniAnn Sanzone	$750,000	$675,000	$37,500	$712,500

Gino M. Sabatini(2)	$900,000	$767,500	$—	$767,500

Brooks G. Gordon	$550,000	$495,000	$27,500	$522,500

(1)
Amounts may not appear to be calculated exactly due to rounding. See Appendix A for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure in our consolidated financial statements for the fiscal year ended December 31, 2020.
(2)
Mr. Sabatini's bonus was paid at 85.3%. As discussed above, a portion of his target bonus was tied to the same formula as the other NEOs and the remainder was subject to separate performance metrics applicable to certain members of the Investments Department.

Long-Term Incentive Plan Awards

The LTIP is designed to reward key managers for high performance and to drive shareholder value. Awards for our NEOs are delivered 50% in the form of time-based RSUs that vest over a three-year period and 50% in the form of PSUs that are earned after a three-year performance period based on the achievement of specific performance goals determined at the beginning of the cycle. The Committee approves final goals for each performance cycle after evaluating goals proposed by management. Management's proposals are based on the Company's long-term financial plan, historical results, and expected results. The Compensation Committee considers these recommendations in conjunction with the established long-term business plan of the Company in order to determine the final goals. From time to time, the Compensation Committee's independent compensation consultant assists the Compensation Committee with the goal-setting process by providing analyses of historical peer group performance and expected trends.

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Executive Compensation

The table below presents the LTIP award amounts for 2020. These amounts may differ from the values shown in the Summary Compensation Table and Grants of Plan Based Awards Tables since SEC disclosure rules require companies calculate and present the grant date fair value of equity awards based on accounting fair value estimates. The amounts below represent the Committee's approved value as determined based on a variety of factors, including market competitiveness, internal equity, contribution, experience, and uniqueness of role.

The Compensation Committee regularly reviews the Company's progress towards achieving each of the PSU goals and, after the end of each three-year PSU performance cycle, evaluates the Company's actual performance compared to the pre-set goals in order to determine the payout level achieved. PSUs may be earned between 0% and 300% of the target number of shares granted depending on performance against two equally weighted metrics: TSR relative to the MSCI US REIT Index; and RE AFFO per share compound annual growth. These metrics were selected to align with the Company's goals of outperforming an established benchmark index for similar REITs, sustainably growing funds available for dividends, and managing shareholder dilution appropriately. Payment levels are determined on a linear scale between performance levels, which allows the Committee to recognize, reward, and incentivize incremental performance gains between the "stepped" performance levels.

Executive	Target LTI Award ($)	Value of PSUs (50% of total)	Value of RSUs (50% of total)

Jason E. Fox	$4,500,000	$2,250,000	$2,250,000

John J. Park	$1,500,000	$750,000	$750,000

ToniAnn Sanzone	$1,250,000	$625,000	$625,000

Gino M. Sabatini(1)	$1,100,000	$550,000	$550,000

Brooks G. Gordon(1)	$900,000	$350,000	$350,000

(1)
The target LTI award amount for Messrs. Sabatini and Gordon shown in the table above do not match the amounts shown in the Summary Compensation Table for 2020 presented later in this Proxy Statement as the latter amount includes one-time grants made in 2020, as discussed below.

In January 2020, Mr. Gordon also received a separate one-time grant of RSUs for performance and retention purposes, which is not shown in the table above, with a grant date value of $199,991.

For the 2018-2020 regular PSU payout, the Company achieved 183% with respect to the AFFO(1) measure and 170% with respect to the TSR measure, which reflects 3-year TSR performance ranked at the 67th percentile relative to the MSCI REIT Index. The resulting cumulative payout was equal to 176.5% of the Target payout amount, which was between the Target and Stretch levels, as shown below. The number of shares, including Dividend Equivalent Shares, as defined in footnote (2) to the Grants of Plan Based Awards Table shown later in this Proxy Statement, received by our NEOs are reflected in the total in the 2020 Option Exercises and Stock Vested Table.

2018-2020 PSUs

Performance Level	AFFO per Share (Compound Growth Rate)	Relative TSR (vs. MSCI US REIT Index)	Payout as % Target

Below Threshold	<1.0%	<25th Percentile	0%

Threshold	1.0%	25th Percentile	50%

Target	2.0%	50th Percentile	100%

Stretch	3.0%	75th Percentile	200%

Maximum	5.0%	90th Percentile	300%

Actual Results	2.8%	67th Percentile

Payout	183%	170%	176.5%

(1)
See Appendix A for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure in our consolidated financial statements for the fiscal year ended December 31, 2020.

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Executive Compensation

For 2019 and 2020, the Committee affirmed that the same goals and structure would continue to provide effective incentives and reflected a similar degree of rigor for the 2019-2021 and 2020-2022 performance cycles. As a result, the following metrics apply for these cycles:

2019-2021 PSUs and 2020-2022 PSUs

Performance Level	RE AFFO per Share (Compound Growth Rate)	Relative TSR (vs. MSCI US REIT Index)	Payout as % Target

Below Threshold	<1.0%	<25th percentile	0%

Threshold	1.0%	25th percentile	50%

Target	2.0%	50th percentile	100%

Stretch	3.0%	75th percentile	200%

Maximum	5.0%	90th percentile	300%

Other Compensation and Benefits

Deferred Compensation Plans

Payment of the shares underlying LTIP awards may be deferred pursuant to the Company's Deferred Compensation Plan and are subject to the requirements of Section 409A of the Internal Revenue Code, which we refer to in this Proxy Statement as the Code. For awards of RSUs and PSUs to NEOs in 2020, Messrs. Fox, Park and Sabatini elected to defer receipt of all of the underlying shares through the Company's Deferred Compensation Plan.

Deferred awards under certain prior compensation plans are also maintained in the Deferred Compensation Plan. These partnership equity unit plans, or PEP Plans, were discontinued in 2007, and the PEP awards were converted to RSUs in 2009. These Rollover RSUs, which were required to be deferred for a minimum of two years, are payable in accordance with the employees' prior elections. Currently, of the NEOs, Messrs. Fox, Park and Sabatini hold Rollover RSUs.

Deferred awards do not accrue interest or amounts other than dividend equivalents as may be required pursuant to underlying award agreements. Deferred amounts are payable in accordance with participants' deferral elections.

Benefits and Perquisites

Our NEOs are provided with benefits that are generally consistent with those provided to all of the Company's employees. The Company does not maintain any defined benefit pension plans. The Company does maintain a profit sharing plan, pursuant to which the Company contributed 10% of an employee's total cash compensation, up to legal limits, into the plan on their behalf during 2020, as well as the Company's Employee Stock Purchase Plan ("ESPP"), under which eligible employees in 2020 could purchase Company stock at a discount of 10% off the market price of the Common Stock on the last day of two semi-annual purchase periods, up to applicable limits, and must hold the shares purchased for at least one year. The Company also maintains an employee-funded 401(k) plan and a Roth 401(k) plan. These plans are generally available to all employees, including the NEOs.

Employment Agreements

The Company has from time to time entered into employment agreements when it has deemed it to be advantageous in order to attract or retain certain individuals. None of the NEOs have employment agreements as of the date of this Proxy Statement.

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Executive Compensation

Compensation Governance

We design our compensation plans within a set of strong compensation governance provisions. These include:

What We Do		What We Don't Do

✓	Deliver a significant percentage of annual compensation in the form of variable compensation tied to multi-year performance through our new annual cash incentive plan	✗	Do not provide excise tax gross-ups

✓	Deliver half of the LTIP value at grant through PSUs measuring three-year performance	✗	Do not have employment agreements

✓	Provide total compensation opportunities that approximate the market median	✗	Do not have executive perquisites

✓	Compare executive compensation levels and practices against a relevant peer group of similarly-sized REITs	✗	Do not have excessive severance benefits

✓	Engage an independent compensation consultant that reports directly to the Compensation Committee and provides no other services to the Company	✗	Do not allow dividends to be currently paid on unearned PSUs or unvested RSUs.

✓	Require meaningful levels of stock ownership among our executive officers and non-employee directors	✗	Do not allow hedging or short sales of our securities, and have meaningful limits on pledging

✓	Maintain a clawback policy	✗	Do not provide enhanced retirement benefits or other supplemental executive retirement plans, known as SERPs

✓	Conduct annual compensation risk review	✗	Do not allow for any single-trigger cash severance benefits upon a change-in-control

Stock Ownership Guidelines

In January 2013, our Board adopted the W. P. Carey Stock Ownership Guidelines. The Stock Ownership Guidelines require the non-employee directors and the NEOs to maintain certain specified ownership levels of Common Stock, based on the annual cash retainer for directors and a multiple of annual base salary, exclusive of bonuses or other forms of special compensation, for the NEOs. The applicable stock ownership requirements are presented below:

Position	Ownership Requirement

CEO	6x annual salary

Other NEOs	3x annual salary

Non-Executive Directors	5x annual cash retainer

The Stock Ownership Guidelines provide that, with respect to each person subject to them, they will be phased in over a five-year period. For purposes of determining compliance with the Stock Ownership Guidelines, all Common Stock and securities based on the value of Common Stock acquired through participation in any of the Company's incentive or stock purchase plans are counted, excluding unvested RSUs and PSUs.

As of the date of the Proxy Statement, the five-year phase-in period had been reached for Directors Axel K.A. Hansing, Jean Hoysradt and Nick J.M. van Ommen and NEOs Jason E. Fox and John J. Park, each of whom has met the requirement. All other non-executive directors and NEOs are on track to comply with the requirement within the five-year period.

Clawback Policy

Our Board has approved a policy that gives the Board the sole and absolute discretion to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers ("Covered Officers") where such payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement or if a metric taken into account in computing such compensation has been materially incorrectly calculated and, in each case, the Board

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determines that the Covered Officer received an excess incentive as a result and that the Covered Officer engaged in ethical misbehavior. The Board has discretion to seek recovery of any excess amount that it determines was received inappropriately by these individuals, but the Board may require the recoupment of up to the total amount of performance-based compensation, rather than the excess amount, for any Covered Officer who is convicted (including a plea of nolo contendere) of illegal acts connected to such restatement or recalculation.

Anti-Hedging Policy

The Company has adopted a policy that prohibits its employees and nonemployee directors from entering into all forms of hedging transactions regarding the Company's stock, including covered calls, collars, "short sales," sales "against the box," "put" or "call" options, or other derivative transactions.

Pledging Policy

The Company has a robust policy that limits the pledging of shares of the Company's stock, whether in a margin account or as collateral for a loan. The policy states that, if Company stock is pledged in a margin account, no securities of other companies may be held in the same account in order to prevent declines in the value of those securities from causing the sale of the Company's stock due to a margin call. The policy also limits the value of any loan secured by Company stock, in a margin account or otherwise, to 40% of the value of such stock at all times. We believe that the pledging of nonmaterial amounts of equity does not disconnect the interests of employees with those of the shareholders when used reasonably and appropriately. Our compensation program provides for a significant portion of an executive's compensation to be paid in shares, with the intent of providing clear alignment of our executives with our shareholders. We believe that the pledging of shares, within the meaningful limits described, is a reasonable part of our compensation and governance programs and helps enable executives to maintain stock ownership levels in excess of the Company's robust Stock Ownership Guidelines.

Risk Assessment

The Compensation Committee, with the assistance of its independent compensation consultant, annually performs an assessment of compensation related risks for the Company's primary compensation programs, as required by SEC rules. For 2020, the Committee determined that there were no elements of the Company's compensation programs that would be reasonably likely to have a material adverse impact on the Company.

Other Considerations

Section 162(m) of the Code currently imposes a $1 million limit on the amount that a public company may deduct for compensation paid to an employee who is chief executive officer, chief financial officer, or another "covered employee" (as defined by Section 162(m)), or was such an employee beginning in any year after 2017. Prior to 2018, the Compensation Committee designed certain payments and awards intended to be exempt from this deduction limit as qualified "performance-based" compensation and various plans, including the 2009 SIP, the 2017 SIP and the 2017 Cash Incentive Plan, were structured to comply with the Section 162(m) performance-based compensation requirements. The Tax Cuts and Jobs Act, however, eliminated the "performance-based compensation" exception under Section 162(m) effective January 1, 2018, subject to a special rule that "grandfathers" certain awards or arrangements that were in effect on or before November 2, 2017. There can be no assurance that compensation structured prior to 2018 with the intent of qualifying as performance-based compensation will be deductible under Section 162(m), depending on the application of the grandfather rule. Additionally, compensation awarded in 2018 and future years to covered employees in excess of $1 million also will generally not be deductible. The Compensation Committee retains the discretion to establish the compensation paid or intended to be paid or awarded to the NEOs as the Committee may determine is in the best interest of the Company and its shareholders, and without regard to any limitation provided in Code Section 162(m). This discretion is an important feature of the Committee's compensation practices because it provides the Committee with sufficient flexibility to respond to specific circumstances facing the Company.

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Executive Compensation

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement, and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

  COMPENSATION COMMITTEE

  Peter J. Farrell, Chair
  Mark A. Alexander
  Tonit M. Calaway
  Jean Hoysradt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of the Compensation Committee members whose names appear under the heading Compensation Committee Report above were Compensation Committee members during all of 2020, other than Ms. Calaway, who was elected to the Board and appointed to the Compensation Committee in September in 2020. No member of the Compensation Committee during 2020 is or has been an executive officer of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during 2020.

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Executive Compensation

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2019, and 2018. For purposes of this table, our NEOs for 2020 were: our Chief Executive Officer, Chief Financial Officer and the three most highly compensated Executive Officers at December 31, 2020 as calculated in accordance with SEC rules. There were no other executive officers during 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

Jason E. Fox(4)	2020	799,615	—	5,152,790	1,425,000	28,500	7,405,905
CEO	2019	749,808	—	4,784,196	1,356,600	28,000	6,918,604
	2018	700,000	—	2,499,877	1,415,400	36,165	4,651,442

ToniAnn Sanzone(5)	2020	524,615	—	1,431,257	712,500	28,500	2,696,872
CFO	2019	474,808	—	1,230,211	581,400	28,000	2,314,419
	2018	425,000	—	699,910	600,000	36,165	1,761,075

John J. Park	2020	525,000	—	1,717,470	950,000	28,500	3,220,970
President	2019	525,000	—	2,050,285	969,000	28,000	3,572,285
	2018	525,000	—	1,499,911	1,100,000	36,165	3,161,076

Gino M. Sabatini(6)	2020	500,000	—	1,266,219	767,500	28,500	2,562,219
Head of Investments	2019	500,000	—	1,503,569	858,554	28,000	2,890,123
	2018	500,000	—	1,199,853	1,050,000	36,165	2,786,018

Brooks G. Gordon(7)	2020	399,385	—	1,001,426	522,500	28,500	1,951,811
Head of Asset Management	2019	319,923	—	820,074	484,500	28,000	1,652,497
	2018	300,000	—	599,894	550,000	36,165	1,486,059

(1)
Amounts in the Stock Awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, with respect to awards of RSUs and PSUs under the 2017 SIP for awards in 2018, 2019 and 2020. For details of the individual grants of RSUs and PSUs during 2020, please see the 2020 Grants of Plan-Based Awards table below. The assumptions on which these valuations are based are set forth in Note 14 to the consolidated financial statements included in the 2020 Form 10-K, disregarding estimates of forfeitures. The table reflects PSU awards using an estimate of the future payout at the date of grant. If the PSU awards were shown instead at the Maximum payout level, the aggregate grant date fair value of the PSUs would be: for 2020, $6,749,805 for Mr. Fox, $1,874,849 for Ms. Sanzone, $2,249,768 for Mr. Park, $1,649,797 for Mr. Sabatini, and $1,049,825 for Mr. Gordon; for 2019, $5,249,950 for Mr. Fox, $1,349,955 for Ms. Sanzone, $2,249,850 for Mr. Park, $1,649,920 for Mr. Sabatini, and $899,895 for Mr. Gordon; for 2018, $3,109,940 for Mr. Fox, $870,675 for Ms. Sanzone, $1,865,926 for Mr. Park, $1,492,586 for Mr. Sabatini, and $746,293 for Mr. Gordon.
(2)
Amounts shown represent payments under our Company-wide annual cash bonus plan for all employees, including the NEOs, which were paid in early 2021, 2020 and 2019 for performance in 2020, 2019 and 2018, respectively.
(3)
The All Other Compensation column reflects compensation related to Company contributions on behalf of the NEOs to the Company-sponsored profit sharing plan. For 2018, amounts include additional profit-sharing allocations relating to unvested amounts forfeited by other participants in the plan.
(4)
In January 2020, Mr. Fox's salary was set at $800,000.
(5)
In January 2020, Ms. Sanzone's salary was set at $525,000.
(6)
The amount for 2020 includes a one-time grant of RSUs to Mr. Sabatini, as follows: 100 RSUs, with a grant date fair value of $6,767.
(7)
The amount for 2020 includes a one-time grant of RSUs to Mr. Gordon, as discussed in Compensation Discussion and Analysis above, as follows: 2,402 RSUs, with a grant date fair value of $199,991. In January 2020, Mr. Gordon's salary was set at $400,000.

Proxy Statement and Notice of 2021 Annual Meeting      |     49

Executive Compensation

2020 GRANTS OF PLAN-BASED AWARDS

The following table provides information on awards under our annual cash bonus plan and the LTIP to our NEOs in 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	Grant Date Fair Value of Stock

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)	Awards(4) ($)

Jason E. Fox	—	1,125,000	1,500,000	5,000,000
	1/16/20							27,023	2,249,935
	1/16/20				13,512	27,023	81,069		2,902,855

ToniAnn Sanzone	—	562,500	750,000	5,000,000
	1/16/20							7,506	624,950
	1/16/20				3,753	7,506	22,518		806,307

John J. Park	—	750,000	1,000,000	5,000,000
	1/16/20							9,007	749,923
	1/16/20				4,504	9,007	27,021		967,547

Gino M. Sabatini(5)	—	675,000	900,000	5,000,000
	1/16/20							6,705	556,699
	1/16/20				3,303	6,605	19,815		709,520

Brooks G. Gordon(5)	—	412,500	550,000	5,000,000
	1/16/20							6,605	549,933
	1/16/20				2,102	4,203	12,609		451,493

(1)
Represents potential payments under the Company's Company-wide annual cash bonus plan, as described under Annual Cash Incentives in the Compensation Discussion and Analysis section above. The amounts shown for Threshold represent the achievement of the minimum funding of the overall bonus pool based on performance against pre-established goals, without any modification, based on the achievement of certain predetermined strategic goals, as described under Annual Cash Incentives in the Compensation Discussion and Analysis section shown previously in this Proxy Statement. The actual amounts paid under this plan are shown in the Non-Equity Incentive Plan Compensation column for 2020 in the Summary Compensation Table above. The amounts shown for Maximum represent the per-individual limit under the 2017 Annual Cash Incentive Plan.
(2)
Reflects awards of PSUs under the 2017 SIP. The underlying shares of Common Stock may be paid out in 2023, after the end of a three-year performance cycle (2020-2022), depending on the achievement of specified criteria, as described in the Compensation Discussion and Analysis section above. Dividend equivalents, in amounts equal to the dividends paid on the shares of Common Stock underlying the PSUs, are accrued and paid after the end of the performance cycle in additional shares of Common Stock as if reinvested in shares upon the related dates of distribution, but only to the extent that the shares underlying the PSUs are actually earned and payable. We refer to these additional shares in this Proxy Statement as Dividend Equivalent Shares.
(3)
Reflects awards of RSUs under the 2017 SIP, which are scheduled to vest in three equal installments annually commencing on February 15, 2021. Grants of RSUs under the 2017 SIP will not pay dividend equivalents until, and will be conditioned upon, the vesting of the RSUs.
(4)
The grant date fair value is calculated in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures, and for PSUs is based upon an estimate of the future payout at the date of grant. In fiscal year 2020, shares granted were determined based on stock price on date of grant. Historically, shares granted were determined based on fair value on date of grant. See the amounts under Stock Awards for 2020 in the Summary Compensation Table presented earlier in this Proxy Statement. For additional information on the valuation assumptions, please refer to Note 14 to the consolidated financial statements included in the 2020 Form 10-K. The amounts shown under Grant Date Fair Value of Stock Awards do not necessarily correspond to the actual value, if any, that may eventually be realized by the NEO.
(5)
Awards include one-time grants of RSUs, as discussed in Compensation Discussion and Analysis above.

50      |     Proxy Statement and Notice of 2021 Annual Meeting

Executive Compensation

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

The following table sets forth certain information with regard to all unvested awards of RSUs and PSUs held by our NEOs on December 31, 2020. All market values are based on the $70.58 closing price per share of the Common Stock on December 31, 2020.

			Stock Awards

Name	Grant Date(1)		Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)

Jason E. Fox	1/18/18		6,472	456,794	28,420	2,005,886
	1/17/19		16,743	1,181,721
	2/13/19				34,995	2,469,947
	1/16/20		27,023	1,907,283	40,535	2,860,925

ToniAnn Sanzone	1/18/18		1,813	127,962	7,957	561,578
	1/17/19		4,306	303,917
	2/13/19				8,999	635,114
	1/16/20		7,506	529,773	11,259	794,660

John J. Park	1/18/18		3,884	274,133	17,052	1,203,507
	1/17/19		7,176	506,482
	2/13/19				14,997	1,058,488
	1/16/20		9,007	635,714	13,511	953,571

Gino M. Sabatini	1/18/18		3,107	219,292	13,640	962,706
	1/17/19		5,263	371,463
	2/13/19				10,998	776,239
	1/16/20		6,605	466,181	9,908	699,271
	11/12/20	(2)	100	7,058

Brooks G. Gordon	1/18/18		1,554	109,681	6,820	481,353
	1/17/19		2,871	202,635
	2/13/19				5,999	423,374
	1/16/20		4,203	296,648	6,305	444,972
	1/16/20	(2)	2,402	169,533

(1)
RSU awards shown in the Number of Shares column vest in three annual installments commencing on February 15 of the year following the year granted. PSU awards shown in the Equity Incentive Plan column have a three year performance period commencing in the year of grant and are scheduled to vest at the end of the third year following grant and certification of performance achievement; the final payout and delivery or deferral of shares occurs in the fourth year following grant.
(2)
These RSU awards represent one-time grants, as discussed in Compensation Discussion and Analysis above.

The PSU and RSU awards listed above are scheduled to vest over the following periods:

•
RSU grants dated 1/18/18 are scheduled to vest in three annual installments commencing on February 15, 2019.

•
PSU grants dated 1/18/18 are shown under Equity Incentive Plan Awards columns and in accordance with SEC rules reflect 176.5% of the Target amount of PSUs, which were paid out in 2021 after the end of the applicable three-year performance cycle (2018-2020) since specified performance criteria were met.

•
RSU grants dated 1/17/19 are scheduled to vest in three annual installments commencing on February 15, 2020.

•
PSU grants dated 2/13/19 are shown under Equity Incentive Plan Awards columns and in accordance with SEC rules reflect 150% of the Target amount of PSUs, which may be paid out in 2022 after the end of the applicable three year performance cycle (2019-2021) if specified performance criteria are met.

•
RSU grants dated 1/16/20 are scheduled to vest in three annual installments commencing on February 15, 2021.

•
PSU grants dated 1/16/20 are shown under Equity Incentive Plan Awards columns and in accordance with SEC rules reflect 150% of the Target amount of PSUs, which may be paid out in 2023 after the end of the applicable three year performance cycle (2020-2022) if specified performance criteria are met.

•
RSU grant dated 11/12/20 is scheduled to vest in three annual installments commencing on February 15, 2022.

Proxy Statement and Notice of 2021 Annual Meeting      |     51

Executive Compensation

2020 OPTION EXERCISES AND STOCK VESTED

The following table contains information about shares acquired by the NEOs upon the vesting of RSUs and/or PSUs, as applicable, during 2020.

	Option Awards(1)		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(2) ($)

Jason E. Fox	—	—	37,304	3,181,831

ToniAnn Sanzone	—	—	13,848	1,179,566

John J. Park	—	—	30,164	2,569,005

Gino M. Sabatini	—	—	18,097	1,542,004

Brooks G. Gordon	—	—	10,333	880,320

(1)
As of and after December 31, 2017, the Company no longer has any stock options outstanding.
(2)
For all NEOs, includes the underlying shares received February 2020 upon the vesting of the first tranche of the RSUs granted under the LTIP in 2019, the second tranche of the RSUs granted under the LTIP in 2018 and the third and final tranche of the RSUs granted under the LTIP in 2017. For all the NEOs, the actual shares earned underlying the PSUs awarded under the LTIP in 2017, which PSU shares, as well as the related Dividend Equivalent Shares, were all payable in 2020 after the end of their three-year (2017-2019) performance cycle. The Value Realized on Vesting is equal to the product of: the total RSUs vested and $85.83, which was the closing price of the Common Stock on February 15, 2020, the payment date for these shares; and the product of the shares actually earned underlying the PSUs with a 2017-2019 performance cycle, plus the related Dividend Equivalent Shares, and $84.74, which was the closing price of the Common Stock on February 12, 2020, the payment date for these PSU shares. Of these amounts, the payment of certain shares shown was deferred at the election of the executives, pursuant to the terms of the awards and the Company's Deferred Compensation Plan, as follows: for Mr. Fox, a total of 33,165 shares were deferred, of which 8,371 were deferred until February 15, 2025, 18,322 were deferred until February 15, 2029 and 6,472 were deferred until February 15, 2032; for Mr. Park, 7,470 shares were deferred until separation from service; and, for Mr. Sabatini, 16,068 shares were deferred until separation from service. See 2020 Nonqualified Deferred Compensation below.

2020 NONQUALIFIED DEFERRED COMPENSATION

The following table shows the aggregate contributions, earnings, and withdrawals in 2020 for the NEOs under our Deferred Compensation Plan, as more fully described in the Compensation Discussion and Analysis section earlier in this Proxy Statement. The Deferred Compensation Plan allows participants to defer receipt of the Common Stock underlying awards of RSUs and PSUs, and the amounts shown in the table below reflect such deferrals for Messrs. Fox, Park and Sabatini. The Deferred Compensation Plan also includes Rollover RSUs, and the table below reflects ongoing deferrals of Rollover RSUs for Messrs. Fox, Park and Sabatini.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at Last Fiscal Year End(4) ($)

Jason E. Fox	2,340,786	1,191,683	(1,191,683)	19,292,337

ToniAnn Sanzone	—	—	—	—

John J. Park	527,233	509,165	(509,165)	7,968,411

Gino M. Sabatini	1,277,286	2,013,613	(2,013,613)	33,831,394

Brooks G. Gordon	—	—	—	—

(1)
The amounts shown represent the number of RSUs and/or PSUs, including any related Dividend Equivalent Shares, that vested during 2020, but for which the payment of the underlying shares was deferred at the election of the executive pursuant to the terms of the award and the Deferred Compensation Plan, multiplied by $70.58, the closing price per share of the underlying Common Stock on December 31, 2020. Amounts shown above are not reflected in the Stock Awards column in the Summary Compensation Table for the last completed fiscal year as they were awarded in prior years, at which time they were reflected in the Summary Compensation Table.
(2)
The Aggregate Earnings in Last Fiscal Year column represents dividend equivalents earned on deferred RSUs, PSUs, and/or Rollover RSUs, as applicable, during 2020. Amounts shown above are not reflected for the last completed fiscal year in the Summary Compensation Table.
(3)
The Aggregate Withdrawals/Distributions column represents dividend equivalents paid to the NEOs on deferred RSUs, PSUs, and/or Rollover RSUs, as applicable, during 2020. Amounts shown above are not reflected for the last completed fiscal year in the Summary Compensation Table.
(4)
The amounts shown represent the product of the number of deferred RSUs, PSUs, and/or Rollover RSUs, as applicable, and $70.58, the closing price per share of the underlying Common Stock on December 31, 2020. For each of Messrs. Fox, Park and Sabatini, the amount shown was not previously reported as compensation in the Summary Compensation Tables for previous years because all (in the case of Mr. Sabatini) or a portion of (in the case of Messrs. Fox and Park) the deferred awards were granted prior to the date that the individual became an NEO.

52      |     Proxy Statement and Notice of 2021 Annual Meeting

Executive Compensation

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

None of the NEOs as of December 31, 2020 had an employment, severance, or change-in-control agreement with the Company that, in the event of termination of their employment or a change in control, which are collectively referred to below as termination events, would provide them with any right to a cash severance or incremental benefit.

The Company does not have any tax gross-up commitment under equity award agreements issued to the NEOs in the event that any portion of severance benefits or equity award acceleration, as applicable, results in the NEO becoming liable for payment of a parachute payment excise tax.

The following table sets forth the amounts each NEO as of December 31, 2020 would have received upon termination of employment with the Company on that date for each of the hypothetical reasons detailed below. The amounts set forth in the table assume that a termination event occurred on December 31, 2020 and that the value of the Common Stock was $70.58 per share, based on the closing price of the Common Stock on that date; however, the actual amounts that would be payable in these circumstances can only be determined at the time of the executive's separation and may differ from the amounts set forth in the table below.

Named	Death/ Disability	Termination by the Company for Cause	Involuntary Dismissal	Change in Control with Separation(1)	Retirement

Jason E. Fox
RSUs(2)	$3,545,798	$—	$—	$3,545,798	$—
PSUs(3)	2,869,994	—	2,869,994	8,609,983	2,869,994

Total	$6,415,792	$—	$2,869,994	$12,155,781	$2,869,994

ToniAnn Sanzone
RSUs(2)	$961,653	$—	$—	$961,653	$—
PSUs(3)	777,039	—	777,039	2,331,116	777,039

Total	$1,738,692	$—	$777,039	$3,292,769	$777,039

John J. Park
RSUs(2)	$1,416,329	$—	$—	$1,416,329	$—
PSUs(3)	1,364,217	—	1,364,217	4,092,652	1,364,217

Total	$2,780,546	$—	$1,364,217	$5,508,981	$1,364,217

Gino M. Sabatini
RSUs(2)	$1,063,994	$—	$—	$1,063,994	$—
PSUs(3)	1,045,831	—	1,045,831	3,137,493	1,045,831

Total	$2,109,825	$—	$1,045,831	$4,201,487	$1,045,831

Brooks G. Gordon
RSUs(2)	$778,497	$—	$—	$778,497	$—
PSUs(3)	559,770	—	559,770	1,679,310	559,770

Total	$1,338,267	$—	$559,770	$2,457,807	$559,770

(1)
The terms of the Company's outstanding equity awards at December 31, 2020 provide that, in the event of a Change in Control of the Company, as defined in the 2009 SIP and the 2017 SIP, the portion of the award not already exercisable or vested becomes exercisable or vested, as the case may be, and for PSUs the awards vest at the Maximum Amount, which is three times the Target Amount, but only if the recipient's employment is terminated following a Change in Control of the Company, as defined in these Plans, and in addition, the payment will be pro-rated through the date of the Change in Control of the Company.
(2)
Each of the 2009 SIP and the 2017 SIP generally provides that unvested RSUs automatically terminate upon a participant's termination of service for any reason but that the Compensation Committee has the discretion to determine otherwise. Under the respective RSU award agreements approved by the Committee, if a participant's employment terminates by reason of death or disability, LTIP RSUs become fully vested on the date of death or disability. In all other cases, unvested LTIP RSUs are forfeited upon termination. Rollover RSUs were fully vested upon issuance and are nonforfeitable, with payout of the underlying shares required to be deferred for a minimum of two years. Rollover RSUs, and any other vested but deferred RSU awards held by the NEOs at December 31, 2020, are included in the Aggregate Balance at Last Fiscal Year End column of the 2020 NonQualified Deferred Compensation Table presented earlier in this Proxy Statement and, as such, are not shown in the table above.
(3)
Each of the 2009 SIP and the 2017 SIP generally provides that PSUs automatically terminate upon a participant's termination of service for any reason but that the Compensation Committee has the discretion to determine otherwise. Under the respective PSU award agreements approved by the Committee, if a participant's employment terminates for any reason other than disability, involuntary dismissal, retirement, or death prior to the conclusion of the performance period, the PSUs are forfeited, subject to the Committee's discretion otherwise. In the case of a termination due to disability, involuntary dismissal, retirement, or death, the participant (or beneficiary) is entitled to a pro rata portion of the award for the period of time worked, contingent upon satisfaction of the performance criteria at the end of the applicable three-year performance period. As a consequence of the contingent nature of the PSU awards, the value that may ultimately be received by the NEO is uncertain. However, the pro-rated values shown reflect the ultimate achievement of Target levels, although actual values will range from zero, if the Threshold level is not achieved, to three times the values shown, if the Maximum level is reached. The numbers also do not indicate whether the individual is eligible for retirement. None of our NEOs are currently near retirement age.

Proxy Statement and Notice of 2021 Annual Meeting      |     53

Executive Compensation

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our "median employee" and the annual total compensation of our CEO, Mr. Fox. For these purposes, "annual total compensation" represents the sum of base salary, bonus, overtime, equity awards and profit sharing / pension contributions, if any.

For 2020, our last completed fiscal year:

•
the annual total compensation of our "median employee" (other than our CEO), was $153,445; and

•
the annual total compensation of our CEO was $7,405,905.

Based on this information, for 2020 the ratio of the annual total compensation of Mr. Fox to the annual total compensation of the "median employee" was 48 to 1, which is a reasonable estimate that was calculated consistent with the SEC regulation.

To determine the annual total compensation of the "median employee," the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

Employee Population and Measurement Date:

•
We determined that, as of December 31, 2020, our employee population consisted of 187 individuals, excluding our CEO, with 71% of these individuals located in the United States and 29% located in Europe (United Kingdom and the Netherlands). Of those employees, 182 individuals were Full-Time employees and five individuals were Part-Time employees.

•
As of December 31, 2020, we determined that there were no changes to our employee population that would require us to identify a new "median employee."

Consistently Applied Compensation Measure:

•
We previously identified our "median employee" as of December 31, 2018. At that time, we determined that the sum of base salary and bonus was the most suitable measure upon which to identify our median employee, as it represents the way that the majority of our population is compensated.

Identification of the Median Employee:

•
For our analysis in this Proxy Statement, we used the same "median employee" as we identified as of December 31, 2018, and believe there has been no change in the compensation arrangements of our employees generally or our "median employee's" circumstances that we believe would significantly impact the pay ratio disclosure. We did not make any cost of living adjustments when identifying the "median employee."

CEO & Median Employee Pay:

•
With respect to the annual total compensation of the "median employee" used to calculate the pay ratio, we identified and calculated the elements of such employee's compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of SEC Regulation S-K, resulting in annual total compensation of $153,445.

•
With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2020 Summary Compensation Table included above in this Proxy Statement, with no adjustments. That amount for 2020 was $7,405,905.

The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

54      |     Proxy Statement and Notice of 2021 Annual Meeting

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

From the Company's inception, it has engaged the firm of PricewaterhouseCoopers LLP as its Independent Registered Public Accounting Firm. For 2021, the Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's independent auditors. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.

Although stockholder ratification of PricewaterhouseCoopers LLP's appointment is not required by our Charter, the Bylaws, or otherwise, the Board is submitting the ratification of PricewaterhouseCoopers LLP's appointment for the year 2021 to the Company's shareholders. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the year 2021 but will not be obligated to terminate the appointment. Even if the shareholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if the Committee determines that such a change would be in the Company's interests.

The ratification of PricewaterhouseCoopers LLP's appointment requires the affirmative vote of a majority of the votes actually cast by shares present at the virtual meeting or represented by proxy at the Annual Meeting, a quorum being present.

The Board recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2021.

Proxy Statement and Notice of 2021 Annual Meeting      |     55

Report of the Audit Committee

The Audit Committee of the Board of Directors reports as follows with respect to the audit of W. P. Carey Inc.'s fiscal 2020 audited financial statements and management's report of internal controls over financial reporting.

The audit functions of the Audit Committee focus on the adequacy of W. P. Carey Inc.'s internal controls and financial reporting procedures, the performance of W. P. Carey Inc.'s internal audit function and the independence and performance of W. P. Carey Inc.'s Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP. The Audit Committee meets periodically with management to consider the adequacy of internal controls and the objectivity of W. P. Carey Inc.'s financial reporting. The Audit Committee discusses these matters with appropriate internal financial personnel as well as its Independent Registered Public Accounting Firm. The Audit Committee held eight regularly scheduled meetings during 2020.

Management has primary responsibility for W. P. Carey Inc.'s financial statements and management's report of internal controls over financial reporting and the overall reporting process, including W. P. Carey Inc.'s system of internal controls. The Independent Registered Public Accounting Firm audits the annual financial statements and the effectiveness of internal controls over financial reporting, expresses an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues they believe should be raised with us. The Audit Committee monitors these processes, relying without independent verification on the information provided to us and on the representations made by management.

The Audit Committee has reviewed and discussed the audited financial statements and management's report of internal controls over financial reporting with the management of W. P. Carey Inc. The Directors who serve on the Audit Committee are all "independent" as defined in the NYSE Listing Standards and applicable rules of the SEC.

The Audit Committee has discussed with the Company's Independent Registered Public Accounting Firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm's communication with the committee concerning independence and has discussed with the Independent Registered Public Accounting Firm their independence from W. P. Carey Inc. Based on review and discussions of the audited financial statements and management's report on internal control over financial reporting of W. P. Carey Inc. with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2020 be included in the Company's Annual Report on Form 10-K for filing with the SEC.

    Submitted by the Audit Committee:
    Mark A. Alexander, Chair
    Peter J. Farrell
    Robert J. Flanagan
    Margaret G. Lewis
    Nick J.M. van Ommen

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company incorporates it by specific reference.

Financial Expert

The Board has determined that Mark A. Alexander, who is Chair of the Audit Committee, and Peter J. Farrell, who is a member of that committee, are each a "financial expert" as defined in Item 407 of Regulation S-K under the Exchange Act. As noted above, each of these individuals are independent under the Listing Standards of the NYSE and the rules of the SEC.

56      |     Proxy Statement and Notice of 2021 Annual Meeting

Report of the Audit Committee
Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2020 and 2019

The following table sets forth the approximate aggregate fees billed to W. P. Carey during fiscal years 2020 and 2019 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:

	2020	2019

Audit Fees(1)	$3,908,750	$3,762,000

Audit-Related Fees(2)	225,425	418,175

Tax Fees(3)	1,625,306	2,264,244

All Other Fees(4)	—	—

Total Fees	$5,759,481	$6,444,419

(1)
Audit Fees: This category consists of fees for professional services rendered for the audit of W. P. Carey's fiscal 2020 and 2019 financial statements included in the Company's Annual Reports on Form 10-K (including services incurred with respect to rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, June 30, and September 30, 2020 and 2019, and other audit services.
(2)
Audit-Related Fees: This category consists of audit-related services performed by PricewaterhouseCoopers LLP and for 2020 and 2019 includes audit services for SEC registration statement review and the related issuance of any comfort letters and consents, as well as services performed related to the Company's cloud migration and enterprise risk management.
(3)
Tax Fees: This category consists of fees billed to W. P. Carey by PricewaterhouseCoopers LLP of $1,379,826 and $1,487,524 for tax compliance services during 2020 and 2019, respectively, and $245,480 and $776,720 for tax consultation in connection with transactions during 2020 and 2019, respectively.
(4)
All Other Fees: No other services were provided by PricewaterhouseCoopers LLP in either 2020 or 2019.

Pre-Approval Policies

The Audit Committee's policy is to pre-approve audit and permissible non-audit services provided by the Company's Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. If a non-audit service is required before the Audit Committee's next scheduled meeting, the Committee has delegated to its Chair, Mr. Alexander, the authority to approve such services on its behalf, provided that such action is reported to the committee at its next meeting. Pursuant to these policies, the Audit Committee pre-approved all the services provided by the Independent Registered Public Accounting Firm in fiscal years 2020 and 2019 shown in the table above.

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Security Ownership of Certain Beneficial Owners, Directors and Management

The following tables set forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 15, 2021 by each of the current Directors and the nominees for election as Director, each of the NEOs listed in the Summary Compensation Table presented earlier in this Proxy Statement, all Directors and executive officers on that date as a group, and each person known to the Company to own beneficially more than 5% of the Common Stock. Any fractional shares are rounded down to the nearest full share. Except as noted below, none of the shares has been pledged as collateral.

Name of Beneficial Owner	Amount of Shares Beneficially Owned	Percentage of Class

The Vanguard Group(1)	24,234,545	13.82%
100 Vanguard Blvd. Malvern, PA 19355

BlackRock, Inc.(2)	13,717,916	7.8%
55 East 52nd Street New York, NY 10055

(1)
The information for The Vanguard Group ("Vanguard") is derived from a Schedule 13G/A, filed with the SEC on February 10, 2021, to report beneficial ownership as of December 31, 2020. Based on that filing, Vanguard was the beneficial owner of 24,234,545 shares in the aggregate at that date, as a result of serving as an investment manager. As of that date, Vanguard reported that it had sole dispositive power with respect to 23,457,237 shares, shared dispositive power with respect to 777,308 shares, and shared voting power with respect to 541,908 shares.
(2)
The information for BlackRock, Inc. is derived from a Schedule 13G/A filed with the SEC on February 1, 2021 to report beneficial ownership as of December 31, 2020. Based on that filing, BlackRock, Inc. was the beneficial owner of 13,717,916 shares in the aggregate as of that date, with sole dispositive power over all of such shares and sole voting power with respect to 12,553,374 shares.

Name of Beneficial Owner	Amount of Shares Beneficially Owned(1)	Percentage of Class

Mark A. Alexander(2)	21,058	*

Tonit M. Calaway(3)	1,678	*

Peter J. Farrell(2)	11,473	*

Robert J. Flanagan(2)	6,897	*

Jason E. Fox(4)	475,563	*

Axel K.A. Hansing(2)	14,592	*

Jean Hoysradt(2)	13,302	*

Margaret G. Lewis(2)	6,452	*

Christopher J. Niehaus(2)	17,705	*

Nick J.M. van Ommen(2)	21,339	*

John J. Park(5)	529,073	*

ToniAnn Sanzone	33,512	*

Gino M. Sabatini(6)	675,451	*

Brooks G. Gordon	72,160	*

All Directors and executive officers as a Group (14 individuals)	1,900,255	1.08%

*
Less than 1%
(1)
Beneficial ownership has been determined in accordance with the rules of the SEC and includes shares that each beneficial owner (or the Directors and executive officers as a Group) has the right to acquire within 60 days of March 15, 2021, including vested Director RSUs, LTIP RSUs, PSUs, and Rollover RSUs, each as defined herein, where payout of the underlying shares has been deferred. Except as noted, and except for any community property interest owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of which they are identified as being the beneficial owners.

58      |     Proxy Statement and Notice of 2021 Annual Meeting

Security Ownership of Certain Beneficial Owners, Directors and Management
(2)
Includes 2,180 Director RSAs that were granted on July 1, 2020 and are not scheduled to vest until July 1, 2021, as to which the recipients have current voting rights.
(3)
Represents a pro rated award of 1,678 Director RSAs that were granted in conjunction with Ms. Calaway's appointment as a Director in September 2020, which are not scheduled to vest until July 1, 2021, but as to which Ms. Calaway has current voting rights.
(4)
The amount shown includes 963 shares owned by Mr. Fox's son, 70 shares owned by his daughter, and 143,093 shares that have been pledged as security in margin accounts, whether or not there are loans outstanding. There are currently no loans outstanding. See "Pledging Policy" above in the Compensation Discussion and Analysis section.
(5)
The amount shown includes 1,680 shares owned in aggregate by Mr. Park's three children.
(6)
The amount shown includes 1,366 shares owned by Mr. Sabatini's son, 835 shares owned by his daughter, and 169,749 shares owned by Sabatini 2020 LP, a limited partnership of which Mr. Sabatini and his wife are the sole members of its general partner and are the sole limited partners.

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Equity Compensation Plan Information

The following table presents information regarding the Company's equity compensation plans as of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,470,381	(1)	0	(2)	3,363,584	(3)

Equity compensation plans not approved by security holders	0		0		0

Total	1,470,381	(1)	0	(2)	3,363,584	(3)

(1)
Reflects RSUs and PSUs issued to officers and employees under the 1997 SIP, the 2009 SIP, and the 2017 SIP, including 986,859 such awards where the payout of the underlying shares upon vesting was deferred at the election of the recipient pursuant to the Company's Deferred Compensation Plan. For PSUs, which may or may not vest in varying amounts depending on the achievement of specified performance criteria, the Target Amount (100% of the award paid), aggregating 241,645 shares, was used; the Maximum Amount (300% of the Target Amount) that can be issued would be 724,935 shares. Amounts shown do not include dividend equivalents to be paid on PSUs, which are reinvested in shares of Common Stock after the end of the relevant performance cycle but only to the extent the PSUs vest. See the table entitled 2020 Grants of Plan-Based Awards shown previously in this Proxy Statement for a description of these Dividend Equivalent Shares. Also reflects 6,472 vested Director RSUs, where the payout of the underlying shares is automatically deferred until the Director completes service on the Board, but does not include Director RSAs.
(2)
All RSUs and PSUs are settled in shares of Common Stock on a one-for-one basis and accordingly do not have a Weighted-Average Exercise Price. All outstanding options expired on December 31, 2017 and therefore no Weighted-Average Exercise Price is shown.
(3)
Includes the following shares of Common Stock remaining available for issuance at December 31, 2020: 3,018,891 shares issuable under the 2017 SIP, which may be issued upon the exercise of stock options, as RSAs, upon vesting of RSUs or PSUs, or as other stock based awards; and 344,693 shares issuable under the Company's ESPP. Under the ESPP, eligible employees can purchase shares semi-annually with up to a maximum of 10% of eligible compensation, or $10,000, if less, per year, with the purchase price equal to 90% of the fair market value of the Common Stock on the last day of each semi-annual purchase period, which is defined in the ESPP as the average of the high and low prices of such stock on the NYSE. The terms of the ESPP do not limit the aggregate number of shares subject to purchase by all participants during any one purchase period, but require that participants hold the shares purchased for at least one year.

60      |     Proxy Statement and Notice of 2021 Annual Meeting

Users' Guide

Who is soliciting my proxy?

The Directors of W. P. Carey, on behalf of the Company, are sending you this Proxy Statement and enclosed proxy card.

Who is entitled to vote?

W. P. Carey's shareholders as of the close of business on March 25, 2021, which is the record date, are entitled to vote at the Annual Meeting.

What is the Board's voting recommendation for each of the proposals and what vote is required for the different proposals?

You may vote FOR, AGAINST or ABSTAIN with respect to each Proposal.

Proposal	Board Vote Recommendation	Vote Required to Approve	Effect of Abstention	Page

Proposal One: Election of Ten Directors	FOR each Nominee	Majority of the votes cast with respect to each nominee	No effect	6

Proposal Two: Advisory Vote on Executive Compensation	FOR	Majority of the votes cast on the Proposal	No effect	33

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority of the votes cast on the Proposal	No effect	55

If you own shares through a broker or other nominee in street name, you may instruct your broker or other nominee as to how to vote your shares. A "broker non-vote" occurs when you fail to provide a broker or other nominee with voting instructions and a broker or other nominee does not have the discretionary authority to vote your shares on a particular matter because the matter is not a routine matter under the NYSE rules. Proposal 3 is the only Proposal for which broker discretionary voting is allowed. Therefore, if you fail to provide your broker or other nominee with voting instructions with respect to Proposals 1 and 2, broker non-votes will result with respect to each of those Proposals. A broker non-vote will not be considered a vote cast, will not be counted in determining the number of affirmative votes required for approval and accordingly, will not have the effect of a vote for or against the proposal. Broker non-votes and abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting.

To attend, participate in and/or vote at the virtual Annual Meeting at www.virtualshareholdermeeting.com/WPC2021, stockholders must enter the 16-digit control number found on their proxy card or voting instruction form or notice.

You may cast your vote in any of the following ways:

Internet	Phone	Mail
Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call 1-800-454-8683 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

Proxy Statement and Notice of 2021 Annual Meeting      |     61

Users' Guide

How many shares may vote?

At the close of business on the record date, W. P. Carey had 176,568,671 shares of its Common Stock outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.

What is a quorum?

A quorum is the presence, either in person at the virtual meeting or represented by proxy, of a majority of all the votes entitled to be cast at the Annual Meeting. There must be a quorum for the Annual Meeting to be held.

How will voting on any shareholder proposals be conducted?

We do not know of any other matters that are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on such matters in accordance with their best judgment, to the extent permitted by applicable law.

Who will pay the cost for this proxy solicitation?

W. P. Carey will pay the cost of preparing, assembling, and mailing the Notice about Internet availability, this Proxy Statement, the Notice of Meeting, and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of our officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. We intend to retain an outside solicitation firm, Broadridge Investor Communication Solutions, Inc., to assist in the solicitation of proxies for a fee estimated to be $50,000 or less, plus out-of-pocket expenses. We expect to request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

May I revoke my proxy?

Yes, you may revoke your proxy at any time before the Annual Meeting by notifying W. P. Carey's Corporate Secretary or submitting a new proxy card, or by voting at the virtual meeting. You should mail any notice of revocation of proxy to Susan C. Hyde, Corporate Secretary, W. P. Carey Inc., One Manhattan West, 395 9th Avenue, 58th Floor, New York, New York 10001.

We make references herein to various websites, including our website located at www.wpcarey.com, however, the information located on, or accessible from, from any website (including our website) is not, and should not be deemed to be, part of this proxy statement or incorporated into any other filing that we submit to the SEC.

62      |     Proxy Statement and Notice of 2021 Annual Meeting

Appendix A—Non-GAAP Financial Measures Reconciliations and Descriptions

Reconciliations of certain non-GAAP financial measures referenced in this report to their most directly comparable GAAP measures are provided within this appendix. In addition, descriptions of these non-GAAP financial measures are provided below.

W. P. CAREY INC.
Full Year Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

Year Ended December 31, 2020

Net income attributable to W. P. Carey	$455,359
Adjustments:
Depreciation and amortization of real property	437,885
Gain on sale of real estate, net	(109,370)
Impairment charges	35,830
Proportionate share of adjustments to equity in net income of partially owned entities	46,679
Proportionate share of adjustments for noncontrolling interests	(18)

Total adjustments	411,006

FFO (as defined by NAREIT) Attributable to W. P. Carey(a)	866,365

Adjustments:
Tax (benefit) expense—deferred and other	(48,835)
Above- and below-market rent intangible lease amortization, net	48,712
Straight-line and other rent adjustments	(41,498)
Other (gains) and losses	(37,165)
Stock-based compensation	15,938
Amortization of deferred financing costs	12,223
Other amortization and non-cash items	1,864
Merger and other expenses	247
Proportionate share of adjustments to equity in net income of partially owned entities	10,821
Proportionate share of adjustments for noncontrolling interests	414

Total adjustments	(37,279)

AFFO Attributable to W. P. Carey(a)	$829,086

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey(a)	$866,365
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share(a)	$4.96
AFFO attributable to W. P. Carey(a)	$829,086
AFFO attributable to W. P. Carey per diluted share(a)	$4.74
Diluted weighted-average shares outstanding	174,839,428

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Appendix A—Non-GAAP Financial Measures Reconciliations and Descriptions

W. P. CAREY INC.
Full Year Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations
(AFFO) from Real Estate (RE AFFO) (Unaudited)
(in thousands, except share and per share amounts)

Year Ended December 31, 2020

Net income from Real Estate attributable to W. P. Carey	$459,512
Adjustments:
Depreciation and amortization of real property	437,885
Gain on sale of real estate, net	(109,370)
Impairment charges	35,830
Proportionate share of adjustments to equity in net income of partially owned entities	22,036
Proportionate share of adjustments for noncontrolling interests	(18)

Total adjustments	386,363

FFO (as defined by NAREIT) Attributable to W. P. Carey—Real Estate(a)	845,875

Adjustments:
Above- and below-market rent intangible lease amortization, net	48,712
Tax (benefit) expense—deferred and other	(45,511)
Straight-line and other rent adjustments	(41,498)
Other (gains) and losses	(37,104)
Stock-based compensation	15,247
Amortization of deferred financing costs	12,223
Other amortization and non-cash items	1,665
Merger and other expenses	(937)
Proportionate share of adjustments to equity in net income of partially owned entities	5,089
Proportionate share of adjustments for noncontrolling interests	414

Total adjustments	(41,700)

AFFO Attributable to W. P. Carey—Real Estate(a)	$804,175

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey—Real Estate(a)	$845,875
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share—Real Estate(a)	$4.84
AFFO attributable to W. P. Carey—Real Estate(a)	$804,175
AFFO attributable to W. P. Carey per diluted share—Real Estate(a)	$4.60
Diluted weighted-average shares outstanding	174,839,428

(a)
FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

64      |     Proxy Statement and Notice of 2021 Annual Meeting

Appendix A—Non-GAAP Financial Measures Reconciliations and Descriptions

FFO and AFFO

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

Proxy Statement and Notice of 2021 Annual Meeting      |     65

VIEW MATERIALS & VOTE w SCAN TO W. P. CAREY INC. ONE MANHATTAN WEST 395 9TH AVENUE, 58TH FLOOR NEW YORK, NY 10001 ATTN: INVESTOR RELATIONS VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WPC2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D45103-P52327 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. W. P. CAREY INC. The Board of Directors recommends you vote FOR the election of all of the director nominees listed in Proposal 1: 1. Election of the Director Nominees to serve until the 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify: Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Mark A. Alexander The Board of Directors recommends that you vote FOR the following proposal: For Against Abstain ! ! ! 1b. Tonit M. Calaway 2. To Approve the Advisory Resolution on Executive Compensation. 1c. Peter J. Farrell The Board of Directors recommends that you vote FOR the following proposal: ! ! ! 1d. Robert J. Flanagan 3. Ratification of Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2021. 1e. Jason E. Fox NOTE: To transact such other business as may properly come before the meeting and any adjournment or postponement thereof. 1f. Axel K.A. Hansing 1g. Jean Hoysradt 1h. Margaret G. Lewis 1i. Christopher J. Niehaus 1j. Nick J.M. van Ommen Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D45104-P52327 W. P. CAREY INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 17, 2021 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) ToniAnn Sanzone and Susan C. Hyde, and each of them, with full power of substitution, as proxy to attend on behalf of the Stockholder(s), and to vote all shares of W. P. Carey Inc. common stock that the stockholder(s) is/are entitled to vote, at the 2021 Annual Meeting of Stockholders of W. P. Carey Inc. to be held virtually at www.virtualshareholdermeeting.com/WPC2021 on Thursday, June 17, 2021 at 1:30 p.m., Eastern Time and any adjournment or postponement thereof and otherwise to represent the stockholder(s) at the 2021 Annual Meeting and all adjournments or postponements thereof with all powers possessed by you, if personally present. The stockholder(s) hereby revoke(s) all prior proxies heretofore given with respect to the 2021 Annual Meeting and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) ON THE REVERSE SIDE. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND FOR PROPOSAL 3. THE VOTES YOU ARE ENTITLED TO CAST WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side